UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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W. P. Carey Inc.

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Notice of Annual Meeting of Stockholders
March 28, 2022
Date and Time
Thursday, June 16, 2022
1:30 p.m. Eastern Time
Location
Virtual*
Items of Business
■
Elect ten Directors for 2022;

■
Consider an advisory vote on executive compensation;

■
Ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2022; and

■
Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders who owned stock at the close of business on March 21, 2022 are entitled to vote at the meeting. W. P. Carey Inc. (“W. P. Carey” or the “Company”) mailed the attached Proxy Statement, proxy card and its Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report”) to shareholders on or about April 1, 2022.
By Order of the Board of Directors
Susan C. Hyde
Chief Administrative Officer and Corporate Secretary
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001
*
Due to the ongoing COVID-19 pandemic and continuing concern for the well-being of our stockholders, Directors and employees, the format of our 2022 Annual Meeting of Stockholders will be virtual-only. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2022, stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice.

How to Vote

Internet	Phone	Mail	QR Code
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.
You may vote your shares by using the telephone or through the Internet, as described on the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. If you attend the virtual Annual Meeting, you may withdraw your previously submitted proxy and vote virtually.
Additional questions are answered in the Users’ Guide on page 62.
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Letter from Our Chairman and Chief Executive Officer
Christopher J. Niehaus
Non-Executive Chairman
Board of Directors
Jason E. Fox
Chief Executive Officer
Board of Directors
Dear Fellow Shareholders,
On behalf of the W. P. Carey Board of Directors, we are pleased to present you with our 2022 Proxy Statement.
2021 was a year characterized by significant activity and growth, as we completed record investment volume and raised a record level of well-priced capital. While the COVID-19 pandemic continued to challenge the world in the form of new variants and inflation accelerated dramatically, the benefits of our disciplined investment strategy — established by our Founder Wm. Polk Carey nearly 50 years ago — were again confirmed. We remain uniquely positioned among net least REITs due to our disciplined lease structuring. More than half of our annualized base rent (ABR) has contractual rent escalations tied to inflation which provides strong internal growth to complement our external growth driven by accretive investments. In addition, our proposed merger with CPA:18 – Global, which we expect to close during the third quarter of 2022, will add high-quality, diverse assets to our portfolio and is expected to be immediately accretive to real estate AFFO.
Our focus on providing our investors with stable income remains paramount as we declared dividends totaling $4.21 per share in 2021. We have increased our dividend for 83 consecutive quarters, reflecting the long-term strength of our earnings.
Our long-standing commitment to corporate responsibility continues. As detailed in this Proxy Statement and our ESG Report, we strive to expand on our environmental, social and governance efforts and disclosure. On the sustainability front, we issued a $350 million green bond — our first — in October 2021. We have also developed a platform that has enabled us to collect energy-usage data from tenants representing approximately 25% of our ABR to date, aiding us in evaluating the carbon footprint of our portfolio and positioning us well for future reporting.
Many of our governance provisions are recognized as best practices and stakeholder engagement is a critical part of our process. Over the past year our management team met with nearly 300 equity and fixed income investors on a variety of topics, providing valuable investor perspectives and views about W. P. Carey that are regularly shared with the Board.
Our most important asset continues to be our people. Our ability to attract and retain talent to execute on our business strategy is at the forefront of our decision-making and our compensation philosophy, and it drives our corporate culture. We strive to provide an environment where our employees feel valued and included. We are pleased to report that our voluntary employee turnover rate remained low for 2021 at 9%, significantly lower than the real estate sector as a whole. We are especially proud of our management team and employees for the dedication they continue to exhibit as we navigate such challenging times. We believe that our success over the long run has been the result of our capable employees and we are grateful to each and every one of them.
Lastly, we thank our fellow Board member Axel Hansing, who is not standing for re-election, for his mentorship and insight over the last 11 years. We are pleased to welcome Constantin Beier to our Board. Constantin brings international business experience in enterprise risk management, data analytics and operations, as well as legal experience. Our directors are a diverse group of men and women with varying skills and backgrounds across a broad range of industries. We actively oversee the execution of W. P. Carey’s strategic objectives and govern in a prudent and transparent manner on behalf of our shareholders, tenants and employees.
We are excited about the future and believe we are well-positioned for both the near- and long-term, focusing on the two core principles that have shaped W. P. Carey since our founding in 1973: Investing for the Long Run® and Doing Good While Doing Well®. On behalf of the entire Board of Directors, we thank you for your investment and your ongoing confidence in us.

Christopher J. Niehaus Non-Executive Chairman Board of Directors	Jason E. Fox Chief Executive Officer Board of Directors

1	Proxy Summary
6	Proposal One: Election of Ten Directors
6	Nominees for the Board of Directors
15	Committees of the Board of Directors
17	Board Governance
17	Board Member Term
17	Board Meetings and Director Attendance
17	Board Leadership Structure and Risk Oversight
18	Management Succession Plan
18	Director Independence
18	Board Refreshment
18	Board Nominating Procedures
20	Proxy Access
21	Shareholder Amendment of Bylaws
22	Compensation of the Board of Directors
23	2021 Director Compensation Table
24	Director Stock Compensation Table
25	Corporate Governance
25	Shareholder Proposals
25	Other Communications with the Board
25	Code of Ethics
26	Compliance with Anti-Bribery, Foreign Corrupt Practices Act, and Office of Foreign Assets Control Requirements
26	Certain Relationships and Related Party Transactions
28	Overview of our ESG Program
28	Environmental Practices
29	Social Responsibility
32	Governance
33	Executive Officers
35	Proposal Two: Advisory Vote on Executive Compensation
36	Executive Compensation
36	Compensation Discussion and Analysis
38	Compensation Highlights
41	Elements of Compensation
47	Compensation Governance
49	Compensation Committee Report
49	Compensation Committee Interlocks and Insider Participation
50	Summary Compensation Table
51	2021 Grants of Plan-Based Awards
52	Outstanding Equity Awards at December 31, 2021
53	2021 Option Exercises and Stock Vested
54	2021 Nonqualified Deferred Compensation
55	Potential Payments Upon Termination or Change-in-Control
56	CEO Pay Ratio
57	Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm
58	Report of the Audit Committee
58	Financial Expert
59	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2021 and 2020
59	Pre-Approval Policies
60	Security Ownership of Certain Beneficial Owners, Directors and Management
61	Equity Compensation Plan Information
62	Users’ Guide
64	Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions

We make references herein to various websites, including our website located at www.wpcarey.com, however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the Securities and Exchange Commission (the “SEC”).

Proxy Summary
This summary highlights information contained in this Proxy Statement. The summary does not contain all of the information you should consider and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations
Proposal	Board Vote Recommendation	Page
1 Election of Ten Directors Named in this Proxy Statement for 2022	FOR each Nominee	6
2 Consideration of an Advisory Vote on Executive Compensation	FOR	35
3 Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2022	FOR	57
Performance Highlights
We are proud of our accomplishments over the past year, enhancing our portfolio and strengthening our balance sheet. We take a long-term view with respect to both investing and our performance, and we are pleased to have executed well on behalf of our shareholders.
(1)
We believe that adjusted funds from operations (“AFFO”) and AFFO from Real Estate (“RE AFFO”) are useful supplemental measures that assist investors to better understand and measure the performance of our business over time and against similar companies. AFFO and RE AFFO do not represent net income or net cash provided by operating activities, which are computed in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered alternatives to net income or net cash provided by operating activities as an indicator of our financial performance. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

2022 Proxy Statement 1

Proxy Summary  (continued)
Governance Highlights
Because we believe that a company’s tone is set at the top, we are proud to report on our Corporate and Board-level governance provisions, many of which are recognized as best practices. Critical components of our governance profile include:
Governance Highlights
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All Independent Directors, other than our CEO

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Board nominees comprised of 30% women

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No related-party transactions

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Independence of Directors reviewed annually

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Independent Chairman, separate from our CEO

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Director attendance at 75% or more of meetings in 2021

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Compliance with stock ownership guidelines

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Limitation on over-boarding

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Director skills align with Board needs

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Published ESG Report in accordance with Global Reporting Index (“GRI”) Standards

Strong Shareholder Rights
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Proxy access with a “3/3/20/20” market standard

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Opted out of Maryland staggered board provisions; all Directors elected annually

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Majority voting for Directors

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Amendment of bylaws by shareholders permitted

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No poison pill

Our Approach to Compensation
Our compensation programs are designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. The substantial majority of the potential compensation opportunities for our named executive officers (“NEOs”) is at-risk and aligned with shareholder outcomes over time.
(1)
See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

2 2022 Proxy Statement

Proxy Summary  (continued)
Director Nominee Snapshot
Our Board of Directors is comprised of our Chief Executive Officer and nine independent Directors, and benefits from a mix of tenured and newer Directors, each with different backgrounds. We believe this diversity provides the varied viewpoints and robust discussion that result in better outcomes for our shareholders.
						Committee Memberships
Nominee		Age	Director Since	Primary Occupation	Independent	Audit	Compensation	Executive	Investment	Nominating & Corporate Governance
	Mark A. Alexander	63	2016	Managing Member, Landmark Property Group, LLC	✓
	Constantin H. Beier	50	2022	Chief Data Officer, Aon plc	✓
	Tonit M. Calaway	54	2020	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, BorgWarner Inc.	✓
	Peter J. Farrell	61	2016	Managing Partner and Co-founder CityInterests Development Partners, LLC	✓
	Robert J. Flanagan	65	2018	Chief Executive Officer, Clark Enterprises, Inc. and Trustee, A. James & Alice B. Clark Foundation	✓
	Jason E. Fox	49	2018	Chief Executive Officer, W. P. Carey Inc.
	Jean Hoysradt	71	2014	Former Chief Investment Officer, Mousse Partners Limited	✓
	Margaret G. Lewis	67	2017	Former President, HCA Capital Division	✓
	Christopher J. Niehaus Non-Executive Chairman	63	2016	Managing Partner, Member of the Global Investment Committees, BentallGreenOak	✓
	Nick J.M. van Ommen	75	2011	Former Chief Executive Officer, European Public Real Estate Association	✓
 Committee Chair     Financial Expert
Board Diversity
Our Board brings a strong mix of real estate expertise, international insights, and public company board and management experience. We believe our Director nominees have the skills and experience necessary to fulfill the Board’s responsibilities for strategic oversight, succession planning, risk management and other fiduciary duties, as well as the knowledge and vision needed for the advancement of our business strategy and objectives.
2022 Proxy Statement 3

Environmental, Social and Governance Highlights
We are committed to our two core principles: Investing for the Long Run and Doing Good While Doing Well, which continue to guide the way we run our business and view the world. Our founder, Wm. Polk Carey, believed — as we do today — that our business by its very nature promotes prosperity, but that our responsibility does not end there. He understood that good corporate citizenship was fundamental to good business and to creating long-term value for our investors. Today his vision and values live on through our corporate responsibility initiatives, focused on our environmental, social and governance (“ESG”) objectives. Our ESG Report is available on our website at www.wpcarey.com.
Our highlights include:
Environmental

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12% of our 2021 investment volume was in green certified buildings(1)

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5.3% of our annualized base rent (“ABR”)(2) as of December 31, 2021 was generated from green certified buildings

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5.2 million square feet of our portfolio was in green certified buildings

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Incorporated green lease language in eight leases in 2021 totaling $12 million of ABR and 1.9 million square feet as of December 31, 2021

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Received the first BREEAM In-Use Very Good certification for a life sciences building in the U.S.

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Issued a $350 million green bond, our first, on favorable terms

(1)
For a building to be considered “green certified” under our investment criteria, it must at a minimum be certified by LEED, BREEAM or a similarly recognized organization or certification process. LEED™ — an acronym for Leadership in Energy and Environmental Design™ — and its related logo are trademarks owned by the U.S. Green Building Council and are used with permission. Learn more at www.usgbc.org/LEED. BREEAM is a registered trademark of BRE (the Building Research Establishment Ltd. Community Trade Mark E5778551). The BREEAM marks, logos and symbols are the Copyright of BRE and are reproduced by permission.

(2)
As defined in Appendix A.

4 2022 Proxy Statement

Environmental, Social and Governance Highlights  (continued)
Social
In our effort to promote our ongoing commitment to Doing Good While Doing Well, we continued to advance our social programming during 2021. Highlights of our initiatives over the last year include:
■
Enhanced our secondary caregiver leave and added to our robust suite of family planning benefits

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Signatory to the Civic Alliance Joint Statement on Protecting Voting Access, a nonpartisan movement committed to ensuring that every eligible American has the freedom to easily cast their ballot and participate fully in democracy

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In honor of Women’s History Month and our commitment to gender equality in the workplace, we donated an hour of our global employee pay to Dress for Success’ “Your Hour, Her Power” campaign

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Increased our financial support within the communities we operate by 30% over the prior year, including hospitals, museums and other organizations and volunteered with the Dominican Women’s Development Center and the Billion Oyster Project

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Selected for inclusion as a constituent in the Bloomberg Gender-Equality Index for the second year in a row

Governance

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Maintained a “1” QualityScore rating in Governance from ISS

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Published our third annual standalone ESG Report, our first in accordance with GRI standards

2022 Proxy Statement 5

Proposal One:
Election of Ten Directors
We first ask that you vote for each of the current members of our Board of Directors. We lead with this vote because we, the Board of Directors, oversee W. P. Carey as stewards for all of our stakeholders, including you, our shareholders.
The Board recommends a vote FOR each of the nominees
Nominees for the Board of Directors
Our Board members are diverse in talents, experiences and backgrounds but share track records of successful management and oversight of public and private companies. The Board recommends a vote FOR each of the nominees set forth on the following pages so we can continue along the path we have been actively pursuing.
Unless otherwise specified, proxies will be voted FOR the election of the named nominees, each of whom was recommended by the Nominating and Corporate Governance Committee and approved by the Board. Assuming the presence of a quorum at the meeting of stockholders to be held on June 16, 2022 (the “Annual Meeting”), the affirmative vote of a majority of the votes cast for a nominee by the stockholders present, in person at the virtual meeting or by proxy, is required to elect each nominee.
Mr. Axel K.A. Hansing, a current Director, has decided not to stand for re-election at the Annual Meeting. The Board of Directors wishes to publicly thank him for his service on the Board and for his valuable contributions to the Company over the years.

Balanced Mix of Skills, Qualifications & Experience

Balanced Mix of Skills, Qualifications & Experience	M. Alexander	C. Beier	T. Calaway	P. Farrell	R. Flanagan	J. Fox	J. Hoysradt	M. Lewis	C. Niehaus	N. van Ommen	
International Business Experience	●	●	●	●	●	●	●		●	●	90%
U.S. Public Company Executive Officer Experience	●		●	●	●	●	●	●	●		80%
M&A Integration	●	●	●	●	●		●		●	●	80%
Real Estate Expertise	●			●	●	●	●		●	●	70%
Public & Private Capital Markets Expertise	●		●	●	●	●	●		●		70%
Investor Relations	●		●	●		●	●		●	●	70%
Human Capital Management			●				●	●			30%
Legal & Compliance		●	●								20%

6 2022 Proxy Statement

Proposal One: Election of Ten Directors  (continued)
Mark A. Alexander, 63

Professional Experience
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Landmark Property Group, LLC: Managing Member (since 2009)

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Suburban Propane Partners, L.P.: Chief Executive Officer, President & Director, Development

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Hanson Industries, Inc.: Senior Vice President of Corporate Development

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Price Waterhouse & Co.: Senior Accountant & CPA

Former Boards: BMC Stock Holdings, Inc. (NASDAQ: BMCH), Director August 2017-December 2020; Kaydon Corp. (NYSE: KDN), Director 2007-2013
Other Current Public Company Boards
■
Builders FirstSource, Inc. (NYSE: BLDR) (since January 2021)

Qualifications
Mr. Alexander brings to the Board over three decades of international business experience in operations, mergers & acquisitions and accounting. He has developed expertise in strategic planning, operational management, public & private capital markets, financial analysis, accounting and investor relations. Mr. Alexander’s experience as a chief executive officer, certified public accountant, and public company board member qualify him to be Chair of the Audit Committee.
Independent Director Since 2016 W. P. Carey Committees Audit (Chair), Compensation
International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration
Real Estate Expertise	Public & Private Capital Markets Expertise	Investor Relations
Constantin H. Beier, 50

Professional Experience
■
Aon PLC (NYSE: AON): Chief Data Officer (since October 2021); Member of the Executive Leadership Team (since July 2020); Global Head of Business Development (June 2019- September 2021); Managing Director, Strategic Programs (October 2017-May 2019); Aon Inpoint Chief Operating Officer & Chief Financial Officer (2015-September 2017); Chief Executive Officer of Aon Centre for Innovation & Analytics Dublin (2013-2015); and other positions (since 2003)

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Hengeler Mueller (Düsseldorf, Germany): Attorney-at-law (2001-2003)

Other Current Public Company Boards
■
None

Qualifications
Mr. Beier brings to the Board over 19 years of international business experience in enterprise risk management, data analytics and operations, as well as legal experience. His global experience, particularly in Europe, provides a source of expertise to the Company’s operations.
Independent Director Since 2022 W. P. Carey Committees Audit
International Business Experience	M&A Integration	Legal & Compliance
2022 Proxy Statement 7

Proposal One: Election of Ten Directors  (continued)
Tonit M. Calaway, 54
Independent Director Since 2020 W. P. Carey Committees Compensation, Investment
Professional Experience
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BorgWarner Inc. (NYSE: BWA): Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (since October 2020); Executive Vice President, Chief Legal Officer and Secretary (August 2018-September 2020); Executive Vice President and Chief Human Resources Officer (2016-August 2018).

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Harley-Davidson, Inc. (NYSE: HOG): Vice President Human Resources

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Harley-Davidson Foundation: President

Other Current Public Company Boards
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Astronics Corporation (NASDAQ: ATRO) (since October 2019)

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Air Products and Chemicals, Inc. (NYSE: APD) (since March 2022)

Qualifications
Ms. Calaway brings deep expertise in human capital management and corporate governance, as well as legal and regulatory experience to the Board. Her familiarity with industrial and manufacturing leaders with large global operations brings valuable insight regarding our portfolio and investment processes.

International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration	Public & Private Capital Markets Expertise
Investor Relations	Human Capital Management	Legal & Compliance
Peter J. Farrell, 61
Independent Director Since 2016 W. P. Carey Committees Audit, Compensation (Chair), Investment
Professional Experience
■
CityInterests Development Partners, LLC: Managing Partner and Founder (since January 2020)

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CityInterests, LLC: Partner and Founder (2004-December 2019)

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PADC Realty Investors: Partner and Founder (since 2004)

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Medical Office Properties Inc.: President and Chief Operating Officer

Former Board: CRT Properties Inc. (NYSE-listed REIT), Director 2004-2005
Other Current Public Company Boards
■
None

Qualifications
Mr. Farrell brings to the Board four decades of experience in real estate investment, finance, leasing and development, as well as public, private and international fund raising. His broad industry exposure and diverse skill set, along with his operating and board experience in the REIT industry, provides a significant source of industry knowledge and expertise to his position as Chair of the Compensation Committee.

International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration
Real Estate Expertise	Public & Private Capital Markets Expertise	Investor Relations
8 2022 Proxy Statement

Proposal One: Election of Ten Directors  (continued)
Robert J. Flanagan, 65

Professional Experience
■
Clark Enterprises, Inc.: Chief Executive Officer (since January 2021), President (2015-December 2020), Executive Vice President (1989-2015)

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A. James & Alice B. Clark Foundation: Trustee

Non-Public Company Boards: Verax BioMedical since January 2018; Brown Advisory, Inc. since 2016; Vascular Therapies, Inc. since 2013; Clark Equity Investors, Inc. since 2008; Development Insurance Group, Inc. since 2008; Svelte Medical Systems since 2005
Former Boards: Sagent Pharmaceuticals, Inc. (NASDAQ-listed), Director 2009-2016, Chairman 2015-2016; Martek Biosciences Corporation (NASDAQ-listed), Director 2002-2010, Chairman 2007-2010; Baltimore Orioles, Inc., Director, Treasurer 1981-1989; Federal City Council, Chairman 2014-December 2017
Other Current Public Company Boards
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None

Qualifications
Mr. Flanagan has extensive experience related to the acquisition, management and development of investment opportunities. His breadth of professional experiences is informed by expertise in a variety of subject areas, including accounting, finance, tax, strategic planning, leadership of complex organizations, human capital management, corporate governance and board best practices.
Independent Director Since 2018 W. P. Carey Committees Audit, Investment
International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration
Real Estate Expertise	Public & Private Capital Markets Expertise
2022 Proxy Statement 9

Proposal One: Election of Ten Directors  (continued)
Jason E. Fox, 49
Director Since 2018 W. P. Carey Committees None
Professional Experience
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W. P. Carey Inc.: Director and Chief Executive Officer (since January 2018), President (2015-December 2017), Head of Global Investments (2015-2016), Co-Head of Global Investments (2012-2015), Co-Head of Domestic Investments (2011-2012)

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W. P. Carey Foundation: Trustee (since January 2018)

Former Boards: Carey Watermark Investors Incorporated and Carey Watermark Investors 2 Incorporated, Director January 2018-April 2020; Corporate Property Associates 17 – Global Incorporated, Director January-December 2018
Other Current Public Company Boards
■
Corporate Property Associates 18 – Global Incorporated (since January 2018)

Qualifications
Mr. Fox has a deep understanding of W. P. Carey’s business and its investment strategies. He has been responsible for sourcing, negotiating and structuring acquisitions on behalf of W. P. Carey and the various programs it has managed for nearly two decades. As Chief Executive Officer of W. P. Carey, he has oversight regarding every aspect of the Company, making information about the Company’s day-to-day operations and insight into its broader strategies directly available to the Board in its deliberations.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
Public & Private Capital Markets Expertise	Investor Relations
Jean Hoysradt, 71
Independent Director Since 2014 W. P. Carey Committees Compensation, Nominating and Corporate Governance
Professional Experience
■
Mousse Partners Limited: Chief Investment Officer (2001-2015)

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New York Life Insurance Company: Senior Vice President, Head of Investment and Treasury Departments (1991-2000)

Former Boards: The Swiss Helvetia Fund Inc. (NYSE-listed closed end fund), Director July 2017-September 2018; Duke University Management Company, Director 2005-September 2018
Other Current Public Company Boards
■
None

Qualifications
Ms. Hoysradt brings to the Board over 45 years of investment and financial expertise in real estate, debt and equity. In her roles overseeing both public and private investment vehicles, Ms. Hoysradt has honed both domestic and international business expertise, which allows her to focus on the Company’s strategic goals, corporate policies and governance standards.

International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration	Real Estate Expertise
Public & Private Capital Markets Expertise	Investor Relations	Human Capital Management
10 2022 Proxy Statement

Proposal One: Election of Ten Directors  (continued)
Margaret G. Lewis, 67

Professional Experience
■
Hospital Corporation of America (NYSE: HCA): Division President (2004-2013)

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CJW Medical Center: Chief Executive Officer (2001-2004)

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Chippenham Medical Center/Johnston-Willis Medical Center: Chief Operating Officer (1998-2001)

Former Boards: Federal Reserve Bank of Richmond, Chairman January 2017-December 2018, Deputy Chairman 2014-2016 and January-December 2019, Class C Director 2013-December 2019; Smithfield Foods (NYSE-listed), Director 2011-2013; Virginia Hospital and Healthcare Association, Director
Other Current Public Company Boards
■
Flowers Foods, Inc. (NYSE: FLO) (since 2014)

Qualifications
Ms. Lewis’ extensive leadership experience and management skills have been honed over a variety of senior management roles, providing her with unique expertise in executive decision-making and strategic planning. As a registered nurse and a fellow of the American College of Healthcare Executives, Ms. Lewis’ background in healthcare and her diverse board experiences, including with the Federal Reserve Bank of Richmond, bring a robust and multi-disciplined approach to her role as Chair of the Nominating and Corporate Governance Committee, which also has purview over our ESG initiatives.
Independent Director Since 2017 W. P. Carey Committees Audit, Nominating and Corporate Governance (Chair)
U.S. Public Company Executive Officer Experience	Human Capital Management
2022 Proxy Statement 11

Proposal One: Election of Ten Directors  (continued)
Christopher J. Niehaus, 63
Independent Director Since 2016 W. P. Carey Committees Investment (Chair), Nominating and Corporate Governance
Professional Experience
■
BentallGreenOak: Managing Partner and Member of the Global Investment Committees (since 2011)

■
W. P. Carey Inc.: Non-Executive Chairman of the Board (since June 2019), Non-Executive Vice Chairman of the Board (January 2018-June 2019)

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International Council of Shopping Centers: Trustee

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Morgan Stanley Real Estate: Vice Chairman

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Morgan Stanley: Co-Head of Global Real Estate Investment Banking

Other Current Public Company Boards
■
None

Qualifications
Mr. Niehaus brings almost four decades of experience in the real estate industry and a broad range of experience in finance, real estate investment banking, portfolio management and private equity, as well as public, private and international fund raising and fund management. He has served on the boards of private equity real estate companies in the U.S., Europe and Asia. Mr. Niehaus is a Managing Partner of BentallGreenOak, a global real estate investment management firm with over $70 billion of assets under management. Previously, he spent almost three decades at Morgan Stanley building and running one of the leading global real estate banking, lending and investing businesses brings invaluable experience to his role as Non-Executive Chair of the Board.

International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration
Real Estate Expertise	Public & Private Capital Markets Expertise	Investor Relations
12 2022 Proxy Statement

Proposal One: Election of Ten Directors  (continued)
Nick J.M. van Ommen, 75

Professional Experience
■
Allianz Benelux SA: Supervisory Board Member and Chairman of the Audit Committee (since 2016)

■
Allianz Netherlands Group NV: Chairman of the Supervisory Board and Chairman of the Compensation Committee (since April 2018)

■
European Public Real Estate Association: Chief Executive Officer (2000-2008)

Former Boards: IMMOFINANZ AG (Austria-listed real estate Company) (2008-October 2021); Brack Capital Properties NV (Tel Aviv-listed real estate company): Director, (October 2018-October 2020); VASTNED Retail (Belgium-listed real estate company): Director, 2007-2016; Intervest Offices & Warehouses (Belgium-listed real estate company): Director, 2007-2016
Other Current Public Company Boards
■
None

Qualifications
Mr. van Ommen has served in a multitude of roles across the banking, venture capital and asset management industries throughout his career. His close to four decades of experience in the financial and real estate industries, combined with his advocacy on behalf of the European public real estate sector for almost a decade as the CEO of the European Public Real Estate Association, bring sharp insight to the Board’s evaluation of the Company’s portfolio and operations.
Independent Director Since 2011 W. P. Carey Committees Audit, Investment
International Business Experience	M&A Integration	Real Estate Expertise
Investor Relations
2022 Proxy Statement 13

Proposal One: Election of Ten Directors  (continued)
As described above, Mr. Axel K.A. Hansing is not standing for re-election at the annual meeting. His biographical information is provided below.
Axel K.A. Hansing, 79
Independent Director Since 2011 W. P. Carey Committees Investment, Nominating and Corporate Governance
Professional Experience
■
Coller Capital, Ltd.: Senior Advisor (since July 2021); Senior Partner (2000-June 2021)

■
Hansing Associates: CEO and Founder (1994-2000)

■
Equitable Capital Management (New York/London): Managing Director

■
Bayerische Hypotheken — und Wechselbank AG (Munich/New York): Head of the International Division

■
Merrill Lynch International Banking (Hong Kong/London)

■
Marine Midland Bank (London/New York)

Other Current Public Company Boards
■
None

Qualifications
Mr. Hansing brings to the Board over 45 years of experience in international corporate and investment banking, real estate financing, asset management and private equity investing. The breadth of his global experience and deep roots in the European investment and real estate communities bring a unique viewpoint to the bear on the Company’s portfolio and operations, particular in the European Economic Area and the United Kingdom.

International Business Experience	M&A Integration	Real Estate Expertise	Public & Private Capital Markets Expertise
Investor Relations	Human Capital Management	Legal & Compliance
14 2022 Proxy Statement

Committees of the Board of Directors
Members of our Board of Directors serve on one or more of our Board’s standing committees, which are our Compensation, Audit, and Nominating and Corporate Governance Committees. The written charters for each of these standing committees can be viewed on our website, www.wpcarey.com, under the heading “Governance” in our “Investors” section. In addition to our standing committees, we have an Investment Committee, as described below, and an Executive Committee comprising the chairs of the standing committees and the Investment Committee. The table below reflects the membership of these committees as of the date of this Proxy Statement. From time to time, the Board may also establish certain ad hoc committees for specific purposes.
Membership and Functions of the Committees of the Board
COMPENSATION COMMITTEE Members Peter J. Farrell, Chair Mark A. Alexander Tonit M. Calaway Jean Hoysradt Number of Meetings Held in 2021: 6
The Compensation Committee’s responsibilities include:
■
setting compensation programs that apply generally to our employees;

■
reviewing and making recommendations to the Board regarding the compensation structure for all current NEOs and other key employees, including salaries, cash incentive plans and equity-based plans;

■
reviewing goals and objectives relevant to our NEOs and key employees, evaluating their performance, and approving their compensation levels for both annual and long-term incentive awards;

■
reviewing and approving the terms and conditions of stock grants; and

■
reviewing compensation with respect to Directors.

AUDIT
COMMITTEE
Members
Mark A. Alexander, Chair and Financial Expert
Peter J. Farrell, Financial Expert
Constantin H. Beier
Robert J. Flanagan
Margaret G. Lewis
Nick J.M. van Ommen
Number of Meetings
Held in 2021: 9

The Audit Committee’s responsibilities include:
■
assisting the Board in monitoring the integrity of the financial statements and management’s report of internal controls over financial reporting of the Company, the compliance with legal and regulatory requirements, and the independence, qualifications, and performance of our internal audit function and Independent Registered Public Accounting Firm;

■
engaging an Independent Registered Public Accounting Firm, reviewing with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approving professional services provided by the Independent Registered Public Accounting Firm, and considering the range of audit and non-audit fees;

■
reviewing and discussing the Company’s internal controls with management, the internal auditors and the Independent Registered Public Accounting Firm and reviewing the results of the internal audit program; and

■
reviewing the internal audit charter and scope of the internal audit plan.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Margaret G. Lewis, Chair Axel K.A. Hansing Jean Hoysradt Christopher J. Niehaus Number of Meetings Held in 2021: 5
The Nominating and Corporate Governance Committee’s responsibilities include:
■
developing and implementing policies and practices relating to corporate governance, including monitoring implementation of our corporate governance policies;

■
developing a board succession plan and reviewing background information of candidates for the Board, including those recommended by shareholders, and making recommendations to the Board regarding such candidates;

■
oversight of the Company’s ESG initiatives; and

■
oversight of the Company’s corporate culture.

2022 Proxy Statement 15

Committees of the Board of Directors  (continued)
INVESTMENT COMMITTEE Members Christopher J. Niehaus, Chair Tonit M. Calaway Peter J. Farrell Robert J. Flanagan Axel K.A. Hansing Nick J.M. van Ommen Number of Meetings Held in 2021: 11
The Investment Committee’s responsibilities include:
■
approving W. P. Carey’s investments greater than $100 million to ensure that they satisfy our relevant investment criteria; and

■
reviewing all of W. P. Carey’s investments on a quarterly basis.

16 2022 Proxy Statement

Board Governance
Board Member Term
Our Directors each hold office until the next annual meeting of stockholders except in the event of death, resignation, or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast with regard to the substituted nominee. Currently, the Board is unaware of any circumstances that would result in a nominee being unavailable.
Board Meetings and Director Attendance
There were six regular meetings of the Board held in 2021, and each Director attended at least seventy-five percent of the aggregate of such meetings and of the meetings held during the year by the Committees of which he or she was a member. Under the Corporate Governance Guidelines adopted by our Board (the “Guidelines”), the Directors are required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of the Directors who served on the Board at the time attended the Company’s 2021 Annual Meeting. In addition to Board and Committee meetings, our Directors also engaged in informal group communications and discussions with the Non-Executive Chairman of the Board and the CEO, as well as with members of senior management.
Board Leadership Structure and Risk Oversight
Mr. Niehaus has served as Non-Executive Chairman of the Board since June 2019. The primary responsibility of the Non-Executive Chairman is to preside over meetings of the Board of Directors as well as to preside over periodic executive sessions of the Board in which the CEO and/or other members of management do not participate. The Chairman is also responsible, together with members of our senior management team, for establishing Board agendas and for working closely with our CEO on the overall direction of the Company to enhance long-term shareholder value. The Board believes that Mr. Niehaus is well-qualified to preside over both full and executive sessions of the Board and to fulfill the other duties of the Chairman, given the depth of his experience and his role as Managing Partner of BentallGreenOak.
Our CEO, Mr. Fox, is also a member of the Board of Directors. The Board considers the CEO’s participation to be important in order to make information and insight about the Company’s business and its operations directly available to the Directors in their deliberations.
Our Board of Directors has overall responsibility for risk oversight. The Board of Directors reviews and oversees our Enterprise Risk Management (“ERM”) program, which is a Company-wide initiative that involves our senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks, including operational, financial, strategic, and compliance risks, and the formulation of plans to manage these risks and mitigate their effects.
As part of our ERM program, management provides periodic updates to our Board of Directors with respect to risk appetite, key risks and discusses appropriate risk response strategies. Throughout the year, the Board, and the Committees to which it has delegated responsibility, dedicates a portion of their meetings to discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the CEO’s report on operations to the Board of Directors at regularly scheduled meetings and at presentations to the Board of Directors and its Committees by management. Additionally, at least annually, our Audit Committee discusses with management and the Director of Internal Audit our significant financial risk exposures, including cybersecurity risks, and steps that have been taken to monitor and control such exposures.
Our information technology and internal audit teams utilize the NIST Cybersecurity Framework to identify and mitigate information security risks. We have not identified any material information security breaches and maintain information security risk insurance coverage. Our information technology team oversees an active information security training program, including annual mandatory cybersecurity awareness training for employees.
As a result of the ongoing COVID-19 pandemic, we transitioned from a remote work environment to a hybrid work environment in 2021, continuing our increased dependence on the internet and greater exposure to malware campaigns and phishing attacks. Given these heightened cybersecurity risks, our information technology team has implemented periodic employee training and outreach efforts and our internal audit team has evaluated and monitored our internal controls in an effort to mitigate these information security risks.
2022 Proxy Statement 17

Board Governance  (continued)
Our Compensation Committee reviews the risks related to our compensation policies and practices and assesses the impact to our risk profile, at least on an annual basis. Management, with the Compensation Committee, regularly reviews our compensation programs, including incentives that may create, and factors that may reduce, the likelihood of excessive risk taking in order to determine whether such programs present a significant risk to the Company.
Management Succession Plan
The Board discusses management succession regularly with our CEO in executive sessions. Management succession discussions generally focus on the CEO and other senior executive roles. The Board has regular and direct exposure to senior leadership and high-potential employees through board meetings held throughout each year. Each year, our CEO presents a management succession plan to the Board for its review and consideration.
In addition, in order to minimize the potential disruption to our Company upon the unexpected resignation, termination, death, disability or other form of absence of our CEO, the Board has a CEO succession plan. The plan is intended to provide the Board and the Nominating and Corporate Governance Committee with contingency procedures upon such a succession of the CEO.
Director Independence
The Guidelines establish rules regarding the independence of our Directors, which we believe meet or exceed the Listing Standards of the New York Stock Exchange (the “NYSE”) and the rules of the SEC, and can be found under the heading “Governance” in the “Investors” section of our website, www.wpcarey.com. Pursuant to the Guidelines, the Board undertook its annual review of Director Independence in March 2022. During this review, the Board considered any transactions and relationships between each Director and nominee, or any member of his or her immediate family, and W. P. Carey and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined any transactions and relationships between each Director and nominee or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.
The NYSE also requires that the Board of Directors determine whether a Director is “independent” for purposes of the NYSE Listing Standards. The Nominating and Corporate Governance Committee has asked each Director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of  “independence” under those Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the Directors or nominees noted as “independent” in this Proxy Statement has a material relationship with W. P. Carey that would interfere with his or her independence from the Company and its management.
As a result, the Board has affirmatively determined that Director nominees Alexander, Beier, Calaway, Farrell, Flanagan, Hoysradt, Lewis, Niehaus, and van Ommen, and Director Hansing, a current Director who is not seeking re-election at the Annual Meeting, are independent of the Company and its management under the standards set forth in the Guidelines, applicable federal laws, the rules of the SEC and the NYSE’s Listing Standards and for the purpose of serving on the relevant Board committees, where applicable. Mr. Fox is not considered to be an independent Director because of his current employment as CEO of W. P. Carey.
The Board has determined that none of the Directors who currently serve on the Compensation, Audit, or Nominating and Corporate Governance Committees, or who served at any time during 2021 on such committees, has or had a relationship to W. P. Carey that may interfere with his or her independence from W. P. Carey and its management, and therefore, as required by applicable regulations, all such Directors were or are, as applicable, “independent” as defined in the NYSE Listing Standards and by the rules of the SEC.
Board Refreshment
The Board does not mandate Director retirement at a specified age, but instead remains committed to actively refreshing the Board based on annual performance reviews and an evaluation of the skills and experience necessary to fulfill the Board’s responsibilities to shareholders.
Board Nominating Procedures
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members, management, shareholders, and outside advisors. A shareholder who wishes to recommend a prospective nominee for the Board
18 2022 Proxy Statement

Board Governance  (continued)
should notify our Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the information and in the time period required by our Bylaws, which is set forth in more detail in “Shareholder Proposals” and “Other Communications with the Board” in the Corporate Governance section of this Proxy Statement.
Once a candidate has been recommended to the Corporate Secretary or Nominating and Corporate Governance Committee, there are a number of actions undertaken to complete a full evaluation of the candidate, including the following:
Existing Board members are considered for nomination on an annual basis, by undertaking the following actions:
■
Annual confidential performance review of the Board at the committee and individual Director levels;

■
Discussion by Nominating and Corporate Governance Committee regarding nominations based on a review of Board needs and a Board performance review, with a recommendation to be made to the Board regarding nominations; and

■
Discussion by the Board regarding recommended nominations, with a determination to be made regarding the slate of Directors to be nominated in the Proxy Statement.

There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a group of candidates who possess the background, skills, expertise, characteristics, integrity, and time to make a significant contribution to the Board, to the Company, and to its shareholders. The Board considers diversity in professional and personal experience, gender, race, age, ethnicity, and national origin when reviewing potential director nominees. The Board considers the entirety of each candidate’s credentials and evaluates each individual in the context of the Board as a whole, with the objective of recommending a Board that can best further shareholder interests through the exercise of sound judgment, using the diversity of its experience. In considering new candidates for nomination to the Board, the Nominating and Corporate Governance Committee and the Board evaluates the following:
■
Board and Committee needs in order to be able to fulfill responsibilities related to strategic oversight, succession planning, ERM, and other fiduciary duties;

■
Succession planning at the Board and Committee levels; and

■
Individual characteristics, including:

–
Operating experience at senior levels;

–
Public company experience;

2022 Proxy Statement 19

Board Governance  (continued)
–
Real estate and investment expertise;

–
Board experience;

–
Strategic thinking with long-term view on value creation for shareholders;

–
Effective communication skills and secure decision-making skills;

–
Independence and absence of red flags; and

–
Diversity of backgrounds.

Due to Mr. Hansing not standing for re-election at the Annual Meeting, the Nominating and Corporate Governance Committee identified and evaluated director candidates. The Committee established director nominee criteria, received recommendations from existing Board members, identified and corresponded with potential director candidates, evaluated the candidates’ credentials, and facilitated conversations between potential director candidates and management and other members of our Board. The Board determined that Mr. Constantin H. Beier brings to our Board expertise in ERM, data analytics and operations, as well as legal experience, and invited him to join the Board in March 2022.
Our Board feels confident that each of the ten individuals we have nominated has the experience and skill sets necessary to fulfill all Board and Committee responsibilities. We encourage you to review our Board accomplishments and biographies and to vote for all ten Board nominees.
Proxy Access
We have what we believe to be the most prevalent proxy access model, the “3/3/20/20” structure. The following is a summary of the provisions related to our proxy access bylaw and is qualified in its entirety by reference to a complete set of our Bylaws:
Shareholders’ Eligibility to Nominate
Our Bylaws generally permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of our outstanding Common Stock for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for our annual meeting of stockholders, as described below.
Number of Shareholder-Nominated Candidates
The maximum number of shareholder-nominated candidates will be equal to the greater of: (a) two candidates or (b) 20% of the Directors in office at the time of nomination. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Shareholder-nominated candidates that the Board of Directors determines to include in the proxy materials as Board-nominated candidates will be counted against the 20% maximum.
Calculation of Qualifying Ownership
As more fully described in our Bylaws, a nominating shareholder will be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares. A shareholder will be deemed to “own” shares that have been loaned by or on behalf of the shareholder to another person if the shareholder has the right to recall such loaned shares, undertakes to recall, and does recall such loaned shares prior to the record date for the annual meeting and maintains qualifying ownership of such loaned shares through the date of the meeting.
Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds 20%
If the number of shareholder-nominated candidates exceeds 20% of the Directors in office, each nominating shareholder will select one shareholder-nominated candidate, beginning with the nominating shareholder with the largest qualifying ownership and proceeding through the list of nominating shareholders in descending order of qualifying ownership until the permitted number of shareholder-nominated candidates is reached.
20 2022 Proxy Statement

Board Governance  (continued)
Nominating Procedure
In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed the proxy statement for the previous year’s annual meeting of stockholders, which we expect to be no earlier than November 2, 2022 and no later than December 2, 2022 for our annual meeting to be held in 2023 (the “2023 Annual Meeting”).
Information Required of All Nominating Shareholders
As more fully described in our Bylaws, each shareholder seeking to include a Director nominee in the proxy materials is required to provide certain information, including:
■
Proof of qualifying stock ownership as of the date of the submission and the record date for the annual meeting, and an agreement to maintain qualifying ownership through the date of the meeting;

■
The shareholder’s notice on Schedule 14N required to be filed with the SEC;

■
The written consent of the shareholder nominee to being named in the proxy statement and serving as a Director, if elected; and

■
A completed Director questionnaire signed by the nominee.

Nominating shareholders are also required to make certain representations and agreements, including with regard to:
■
Absence of intent to effect a change of control;

■
Intent to maintain qualifying ownership through the date of the annual meeting;

■
Only participating in the solicitation of their nominee or Board of Director’s nominees; and

■
Complying with solicitation rules and assuming liabilities related to indemnifying the Company against losses arising out of the nomination.

Information Required of All Shareholder Nominees
Each shareholder nominee is required to provide the representations and agreements required of all nominees for election as Director, including certain items noted in our Bylaws that we believe are consistent with current market practice.
Disqualification of Shareholder Nominees
A shareholder nominee would not be eligible for inclusion in the proxy statement under certain circumstances enumerated in our Bylaws, which we believe to be consistent with current market practice.
Supporting Statement
Nominating shareholders are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). We may omit any information or statement that we believe would violate any applicable law or regulation.
Shareholder Amendment of Bylaws
Our Board of Directors has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. Our shareholders also have the power to alter or repeal any provision of our Bylaws and adopt new Bylaws with the approval of at least a majority of all votes entitled to be cast on the matter.
2022 Proxy Statement 21

Compensation of the
Board of Directors
Our non-executive Directors are paid in two principal ways: an annual cash retainer and an annual restricted share award (“RSA”). For 2021, Directors were paid an annual cash retainer of  $100,000 and an RSA (“Director RSA”) with a grant date value of  $160,000 (or pro-rated amounts if the Director served for a portion of the year). Director RSAs are granted on or about July 1 of each year (although Directors may receive a pro-rated RSA if they commence service after July 1). Director RSAs, which are scheduled to vest in full one year after the date of grant (or in the case of any pro-rated grants made during the year, on the same date as the annual grants for that year) and have voting rights, are granted under the W. P. Carey Inc. 2017 Share Incentive Plan (“2017 SIP”). Dividends are not paid currently on unvested Director RSAs granted under the 2017 SIP and instead accrue in cash and are distributed when the underlying award vests. The annual fees as of the date of this Proxy Statement paid to Directors for all positions held are set forth in the table below.
Cash
All Independent Directors	$100,000
Additional Fees:
Non-Executive Chairman(1)	$115,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$17,500
Nominating and Corporate Governance Chair	$12,500
Investment Committee Chair	$7,500
Stock
Form of payment: An RSA granted on or about July 1, with a grant date value of $160,000.
Time of payment: Shares vest in full on the first anniversary of the grant.
Members of the Executive Committee do not receive additional compensation.

(1)
Prior to July 1, 2021, the Non-Executive Chairman received an annual cash retainer of  $105,000.

22 2022 Proxy Statement

Compensation of the Board of Directors  (continued)
2021 DIRECTOR COMPENSATION TABLE
The following table sets forth information concerning the total compensation of the individuals who served as Non-Employee Directors during 2021, including service on all committees of the Board, as described above:
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
Mark A. Alexander	120,000	159,933	279,933
Tonit M. Calaway	100,000	159,933	259,933
Peter J. Farrell	117,500	159,933	277,433
Robert J. Flanagan	100,000	159,933	259,933
Axel K.A. Hansing	100,000	159,933	259,933
Jean Hoysradt	100,000	159,933	259,933
Margaret G. Lewis	112,500	159,933	272,433
Christopher J. Niehaus	217,500	159,933	377,433
Nick J.M. van Ommen	100,000	159,933	259,933

(1)
Amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) with respect to awards of 2,141 Director RSAs received on July 1, 2021. There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the Non-Employee Directors during 2021. The grant date fair value per share of these annual Director RSAs, computed in accordance with FASB ASC Topic 718, was $74.70. The assumptions on which these valuations are based are set forth in Note 13 to the consolidated financial statements included in our Annual Report.

(2)
The totals do not reflect dividends accrued during 2021 on the Stock Awards shown in the table because the dividends are reflected in the grant date fair values of the awards shown in the Stock Awards column.

2022 Proxy Statement 23

Compensation of the Board of Directors  (continued)
DIRECTOR STOCK COMPENSATION TABLE
The following table reflects the Director RSAs, which were first granted in 2013, as well as any RSUs, which were granted from 2008 until 2012 (“Director RSUs”), and held by the individuals, as of December 31, 2021, if any. Director RSUs were immediately vested when granted and pay current dividend equivalents but the payout of the underlying shares, on a one-for-one basis, was required to be deferred until the Director’s service on the Board is complete.
Name	Total RSU Awards (#)	Total RSA Awards (#)
Mark A. Alexander	—	2,141
Tonit M. Calaway	—	2,141
Peter J. Farrell	—	2,141
Robert J. Flanagan	—	2,141
Axel K.A. Hansing	3,236	2,141
Jean Hoysradt	—	2,141
Margaret G. Lewis	—	2,141
Christopher J. Niehaus	—	2,141
Nick J.M. van Ommen	3,236	2,141
24 2022 Proxy Statement

Corporate Governance
Shareholder Proposals
The date by which shareholder proposals must be received by W. P. Carey for inclusion in proxy materials relating to our 2023 Annual Meeting is December 2, 2022, and any such proposals must meet the other requirements of Rule 14a-8 under the Exchange Act.
In order for proposals submitted outside of Rule 14a-8 to be considered at the 2023 Annual Meeting, shareholder proposals, including shareholder nominations for Director, must comply with the advance notice and eligibility requirements contained in the Bylaws. The Bylaws provide that shareholders are required to give advance notice to W. P. Carey of any business to be brought by a shareholder before an annual stockholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Corporate Secretary of W. P. Carey at the principal executive offices of the Company, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. In order to be timely, a shareholder’s notice must be delivered not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of shareholders nor earlier than the 150th day prior to the first anniversary of such mailing. Therefore, any shareholder proposals, including nominations for Directors, submitted outside of Rule 14a-8 to be voted on at the 2023 Annual Meeting must be received by W. P. Carey not earlier than November 2, 2022 and not later than December 2, 2022. However, in the event that the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the Annual Meeting, for notice by the shareholder to be timely it must be delivered not earlier than the 150th day prior to the date of such annual meeting date and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by W. P. Carey. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2023 Annual Meeting.
A copy of our Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the requirements summarized above or listed in the Bylaws will be considered untimely, and any proxy solicited by W. P. Carey may confer discretionary authority to vote on such proposal.
Other Communications with the Board
We value your input. Shareholders and other interested persons who wish to send communications on any topic to the Board, the Non-Executive Chairman of the Board, or the Independent Directors as a group may do so by writing to the Non-Executive Chairman of the Board at the principal executive offices of W. P. Carey Inc.
The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which, absent unusual circumstances or as contemplated by Committee charters, and subject to any required assistance or advice from legal counsel, Ms. Hyde is responsible for monitoring communications and for providing copies or summaries of such communications to the Directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted and will respond if and as appropriate.
Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics, which we refer to in this Proxy Statement as the Code of Ethics, that applies to our Directors, officers and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:
■
honest and ethical conduct;

■
a culture of accountability, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

■
compliance with applicable governmental laws, rules and regulations;

■
a zero tolerance policy for bribes, kickbacks or similar payments of any kind;

■
full and accurate information in our SEC reports and other public communications; and

■
accountability for adherence to the Code of Ethics.

2022 Proxy Statement 25

Corporate Governance  (continued)
A waiver of the Code of Ethics may only be granted by the Board or the Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations.
Our Code of Ethics is available on our website, at www.wpcarey.com, under the heading “Governance” in the “Investors” section. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the SEC.
Compliance with Anti-Bribery, Foreign Corrupt Practices Act, and Office of Foreign Assets Control Requirements
It is our policy to prohibit all bribes, kickbacks or other similar payments, or anything else of value in any form, made or given directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favorable action. We comply with all applicable laws and adhere to the highest level of ethical conduct, including international anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, United Kingdom Bribery Act and similar laws in other jurisdictions. In that regard, we have adopted an Anti-Bribery and Foreign Corrupt Practices Act Policy that is posted on our employee portal and periodically distributed to appropriate personnel, and we ensure compliance with that policy by monitoring our activities abroad and through periodic employee training.
In addition, we have policies and procedures in place that promote and articulate our compliance with U.S. economic sanctions administered by the U.S. Department of Treasury, Office of Foreign Assets Control in all facets of our operations. We use a screening vendor with respect to all payments that we initiate. Our Economic Sanctions Compliance Policy is periodically distributed to appropriate personnel.
Conflicts of interest, while not prohibited in all cases, may be harmful to W. P. Carey and therefore must be disclosed in accordance with the Code of Ethics. Our Chief Ethics Officer or, in his or her absence, our Chief Legal Officer, has primary authority and responsibility for the administration of the Code of Ethics subject to the oversight of the Nominating and Corporate Governance Committee or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures with Respect to Related Party Transactions
Our executive officers and directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related party transactions can present a heightened risk of potential or actual conflicts of interest. Employees, officers and directors have an obligation to act in the best interest of W. P. Carey and to put such interests at all times ahead of their own personal interests. In addition, all of our employees, officers and directors should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the Company’s interests. According to our written Code of Ethics, a conflict of interest occurs when a person’s private economic or other interest conflicts with, is reasonably expected to conflict with, or may give the appearance of conflicting with, any interest of W. P. Carey. The following conflicts of interest are prohibited, and each employee, officer and director must take all reasonable steps to detect, prevent, and eliminate such conflicts:
■
Working in any capacity — including service on a board of directors or trustees, or on a committee thereof — for a competitor while employed by W. P. Carey.

■
Competing with W. P. Carey for the purchase, sale or financing of property, services or other interests.

■
Soliciting or accepting any personal benefit from a third party, including any competitor, customer or service provider, in exchange for any benefit from W. P. Carey. Applicable policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations. Individuals are expected to adhere to these policies where applicable and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual.

If there are any potential related party transactions, all of the relevant material facts and the related person’s interest in the transaction will be reviewed by the Board before approval is granted under the Company’s written procedures. A permitted related party transaction must be considered to be in the best interests of W. P. Carey.
26 2022 Proxy Statement

Corporate Governance  (continued)
Transactions with Managed Programs
Through wholly-owned subsidiaries, we earn revenue as the advisor to the programs that we manage, which as of the date of this Proxy Statement are Corporate Property Associates 18 – Global Incorporated (“CPA:18 – Global”) and Carey European Student Housing Fund I, L.P. (together, the “Managed Programs”). We have also entered into certain transactions with the Managed Programs, such as co-investments and loans. For more information regarding these transactions and the fees received by W. P. Carey from the Managed Programs, see Note 3 to the consolidated financial statements in the 2021 Form 10-K. On February 27, 2022, we entered into a definitive merger agreement pursuant to which CPA:18 – Global will be acquired by W. P. Carey. For more information regarding this transaction, see our Form 8-K filed on February 28, 2022.
2022 Proxy Statement 27

Overview of our ESG Program
“By its nature, our work promotes jobs and prosperity. Doing Good While Doing Well means that when we are financing properties for companies, we are also helping the communities those companies serve. It is important to always ask, What is the impact of what we are doing? What is good for society? What is good for the country?”
—Wm. Polk Carey, Founder, W. P. Carey Inc. 2001
We believe that good corporate governance includes being a good corporate citizen and that it is our responsibility to give back to our communities. Our ability to recruit and retain a talented and diverse workforce, to be welcomed in our communities, and to address the challenge of climate change, depends on communicating and living our two core values: Investing for the Long Run and Doing Good While Doing Well.
We strive to be a leader in ESG over the long-term, and our ESG Report provides a comprehensive overview of our ESG program and initiatives. Our ESG program is overseen by the Nominating and Corporate Governance Committee of our Board, to which we report regularly. Our ESG Committee is comprised of members throughout the organization to coordinate progress and reporting throughout our organization.
Frequent dialogue with our investors provides us with insights on the topics that are most important to them and accordingly, during 2021, we met with nearly 300 equity and fixed income investors.
Environmental Practices
In our Portfolio
As a net lease real estate investment trust (“REIT”), substantially all of our properties are leased to our tenants on a triple-net basis, whereby tenants are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices. Despite this lack of direct control, we strive to lead the net lease industry in environmental sustainability by taking a proactive and transparent approach to quantifying and reducing our global carbon footprint. Our Sustainability Team, which sits within our Asset Management Department, has developed a platform to gather tenant energy usage data globally using scalable technology. The platform aids us in determining the carbon footprint of our portfolio, identifying outliers and opportunities, and reporting to third-party benchmarking organizations, such as the Global ESG Benchmark for Real Assets and Carbon Disclosure Project.
In 2021, the team collected approximately 25% of its tenant’s electricity usage data as a percentage of ABR. We will continue to identify and evaluate property-level sustainability opportunities within our portfolio, which we believe can reduce carbon footprints and also represent attractive investments. Our goal is to complete five or more additional sustainability projects in 2022. We believe that improving the quality of our assets, increasing renewal probabilities and deepening tenant relationships will enhance the overall value of our portfolio. Sustainable buildings reduce tenant operating costs and are more likely to attract high quality tenants, improving renewal outcomes and driving higher rents.
Of the new investments we made in 2021, two of them were in green certified buildings, representing 12% of our total investment volume and 1.1 million square feet. We continue to enhance the ESG aspect of our investment underwriting, looking not only at the environmental impact of a property and how it can be improved, but also reviewing the governance and social practices of the tenant company as we consider our investment. We also continue to add “Green Lease” provisions to our leases, including eight leases in 2021 totaling $12 million of ABR and 1.9 million square feet as of December 31, 2021.
As of December 31, 2021, our portfolio comprised 5.2 million square feet of sustainable real estate, including five LEED certified buildings and seven BREEAM certified buildings. In December 2021, our facility located in Westborough, MA and leased to Astellas received the first BREEAM In-Use Very Good certification for a life sciences building in the U.S.
In addition, we issued $350 million of 2.450% Senior Unsecured Notes due 2032 in our inaugural green bond offering, the proceeds of which will be fully allocated to eligible green projects.
28 2022 Proxy Statement

Overview of our ESG Program  (continued)
In our Offices
On a day-to-day basis, we reinforce our commitment to sustainability by how we conduct ourselves within our offices. We:
■
Operate out of our NYC headquarters, which is located in a LEED-Gold and WELL Health-Safety(1) rated building;

■
Educate our employees about recycling and going plastic-free;

■
Use sustainable materials in our office, including compostable and recycled paper and kitchen products, and provide all of our employees with branded water bottles and mugs to avoid the use of single-use paper products;

■
Use an electronic vendor invoice and payment processing system; and

■
Transitioned to an online booking system for travel, which allows for data collection for purposes such as carbon footprint calculation.

Social Responsibility
Human Capital Management
Training and Development
When we Invest for the Long Run, our employees are at the core of that philosophy. We strive to make W. P. Carey a great place to work and to attract and surround ourselves with top talent and a diverse workforce; we want to enhance their lives in and out of the office as they progress and grow with the Company. We offer various levels of training, including management training, executive training and skills training. We are pleased to report that our “Respect in the Workplace” training, which covers sexual harassment issues and other aspects of workplace conduct, saw 100% participation for active employees as of December 31, 2021. Our median tenure is 5.7 years and our voluntary turnover rate for 2021 was 9%, significantly lower than the turnover rates for the financial services and real estate industry peers for the same period.
Our Conversations@Carey educational series aims to help employees gain a broader perspective of the various departments at W. P. Carey through internal interviews and Q&A sessions. Led by our President, Conversations@Carey has featured both employees across our offices as well as external speakers. By engaging with our employees and investing in their careers through training and development, we are building a talented workforce capable of executing our business strategies. In 2021, our employees completed more than 2,200 total training hours, with an average of 12 training hours per employee.
Diversity, Equity & Inclusion (“DEI”)
W. P. Carey has always believed in the power of diversification, and a diverse workforce is no exception. We strive to make our Company an inclusive environment where everyone is welcome, respected, treated fairly and has the resources and opportunities to advance in their careers.
As of December 31, 2021, we had 183 employees ranging in age from 22 to 76, with an average age of 39. Employees who identify as women represented 48% of our global workforce and 33% of our Operating Committee. Our employees, located in New York, Amsterdam, London and Dallas, represent various backgrounds and speak more than 20 languages.
(1)
Created by the International WELL Building Institute, the WELL Health-Safety Rating is an evidence-based, third-party verified rating that recognizes building owners and operators for implementing operational policies, maintenance protocols, stakeholder engagement and emergency plans to prioritize the health and safety of their building occupants in a post-COVID-19 environment.

2022 Proxy Statement 29

Overview of our ESG Program  (continued)
(1)
Data is collected by our Human Resources Department and is only for our U.S. based employees.

Our people are critical to our success and, in an effort to ensure they are recognized accordingly, we conduct regular pay equity analyses of our employee population with the assistance of external legal counsel and labor economists working under their supervision, taking into account performance, skill and experience level, with the aim of identifying any pay disparities among comparable roles.
As our Company continues to grow, we want to ensure that all of our employees and their families feel supported and represented. Our healthcare coverage includes family and domestic partner benefits, paid at 100% and we offer financial benefits to assist our employees with adoption and surrogacy expenses. We also recently enhanced our secondary caregiver leave and introduced egg freezing benefits for our employees, their spouses and partners, reflecting our commitment to supporting our employees and their growing families. We also added religious observance days to our PTO policy and increased gym reimbursement to care for both the physical and mental well-being of our employees.
Our DEI initiative was active in its first full year, focused on facilitating conversations around race, sexual orientation & gender identity, national origin, creeds and other important topics that will enable us to translate our beliefs as a Company into action. During 2021, we:
■
Made donations to the Asian American Federation, Union Settlement, the Afghan American Foundation, Gift of Adoption, and Dress for Success, among other organizations;

■
Conducted firm-wide DEI training, with 100% participation by active employees as of December 31, 2021;

■
Hosted Dr. Matthew Delmont, author and Frank J. Guarini Associate Dean of International Studies and Interdisciplinary Programs and the Sherman Fairchild Distinguished Professor of History at Dartmouth College, for a special Black History Month edition of Conversations@Carey;

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Participated in NYC Pride and Juneteenth NYC events;

■
Participated in several in-person volunteer events with the Dominican Women’s Development Center and the Billion Oyster Project; and

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Were included as a constituent in the Bloomberg Gender-Equality Index for the second year in a row.

We recognize that real change takes time and sustained effort, and we are committed to driving lasting reform at W. P. Carey, with an initial focus on our recruiting, training and education, benefits and programming, and employee engagement efforts. We acknowledge that we have a long way to go, and we are committed to doing our part in dismantling systemic racism and creating a more equitable, just and inclusive society.
Employee Health and Wellness
The health and wellness of our employees and their families are paramount and our comprehensive benefits package is designed to address the changing needs of all of our employees and their dependents. Highlights of our U.S. benefits program include:
■
Company-paid medical and dental insurance, including family and domestic partner coverage, at 100%;

■
Carey Fund, which provides each employee with $2,000 per year for healthcare costs not covered by insurance;

■
Company-paid life and AD&D insurance;

■
Weight loss and stop smoking management;

30 2022 Proxy Statement

Overview of our ESG Program  (continued)
■
Short-term disability, including an eight-week continuation of pay program at 100% of base salary;

■
Competitive vacation and leave policies, including primary and secondary caregiver leave; and

■
Employee Assistance Program, through our healthcare provider, which allows employees to access counseling, legal and financial planning referrals, caregiver referrals and other resources.

In addition, our Carey Wellness program provides our employees with education and practical guidance on nutrition, stress management and general healthy living matters that they can apply both in and out of the office.
Financial
■
Competitive compensation programs;

■
Firm-sponsored profit-sharing plan under which the Company contributes 10% of an employee’s total cash compensation, up to the annual limitations set by the Internal Revenue Service ($29,000 for 2021), into the employee’s retirement account;

■
Employee-funded 401(k) and Roth 401(k) plans;

■
Employee share purchase plan;

■
Long-term incentive plan;

■
Adoption, surrogacy and egg-freezing financial support;

■
Flexible spending accounts (medical/dependent care);

■
Grants of restricted stock for milestone anniversaries; and

■
Charitable contribution matching program by the W. P. Carey Foundation.

Corporate Citizenship
Wm. Polk Carey established the W. P. Carey Foundation in 1990 with a primary mission to support educational institutions and to promote business education, with the larger goal of improving America’s competitiveness in the world. As a result of its support, thousands of young people around the country and abroad have seen increased educational opportunities.
As good stewards of our communities, W. P. Carey continues to support educational programs as well as hospitals, museums and other community organizations, and in 2021, donated more than $550,000, an increase of 30% from 2020. In addition, to continue Wm. Polk Carey’s mission to encourage personal generosity, in the spirit of  “Doing Good While Doing Well,” the W. P. Carey Foundation supports the philanthropic activities of the W. P. Carey community by matching certain charitable contributions made by our employees and directors. In 2021, the Foundation matched $170,000 in employee and director contributions. It also bestows the “Carey the Torch” award on a W. P. Carey employee who made an exceptional impact on his or her community and society as a whole during the year. The Foundation made a $10,000 contribution to the qualified charity of the winner’s choice and this year, the Company awarded a $1,000 prize to the employee who was selected as the Carey the Torch recipient.
Carey Forward
Our Carey Forward program was established in 2012 shortly after the passing of Wm. Polk Carey and was inspired by his generosity. We have continued growing the Carey Forward program by demonstrating a sustained enthusiasm for building and fostering productive relationships between our Company and our communities. The program is funded by the Company and encourages employees to become involved in philanthropic and charitable activities, devote their time and resources to meaningful causes and initiatives, and bring to philanthropic and community organizations the same level of skill and excellence they devote to their professional responsibilities. Although the organizations and activities we support can vary, our focus is often on youth development and education, hunger relief, healthcare, and arts and restoration. In 2021, we continued our engagement with Student Sponsor Partners (SSP), providing ten New York City high school students with mentorship by W. P. Carey employees. Although many of our other in-person volunteer programs continued to be impacted by the COVID-19 pandemic, our employees participated in NYC’s Pride and Juneteenth NY, and volunteered at the Billion Oyster Project and the food pantry run by the Dominican Women’s Development Center.
2022 Proxy Statement 31

Overview of our ESG Program  (continued)
Key 2021 Corporate Citizenship Highlights
■
Together with the W. P. Carey Foundation, we donated to several organizations, including the Tri-State Red Cross and Volunteers of America, to assist those who were impacted by Hurricane Ida

■
Provided financial support to Afghan refugees and allowed one of our vacant properties to be used as a processing center

■
Donated $20,000+ to help fight childhood hunger through City Harvest’s Skip Lunch Fight Hunger campaign

■
Donated over $15,000 to Volunteers of America’s Operation Backpack program to provide school supplies for students in need

■
Volunteered at the Dominican Women’s Development Center and the Billion Oyster Project

Governance
We believe that a company’s tone is set at the top and are proud to report on our Board-level governance provisions, many of which are recognized as best practices. Critical components of our governance profile include:
■
A separation between our Non-Executive Chairman and our CEO;

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A Board comprised of all independent directors except for the CEO;

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Board nominees comprised of 30% women;

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Opted out of Maryland staggered board provisions;

■
Annual election of directors via majority voting;

■
The absence of a poison pill;

■
A considered approach to executive compensation and reliance on a carefully constructed group of compensation peers;

■
Sound compensation practices, including an anti-hedging policy, a clawback provision, meaningful limits on pledging, strong director and executive stock ownership guidelines, and a robust annual compensation risk assessment;

■
Board review of management succession plans;

■
Consideration of diversity in professional and personal experience, gender, race, age, ethnicity, and national origin when reviewing potential director nominees;

■
A limitation on over-boarding by our directors, with a maximum of four public company boards (including that of the Company, but excluding any of our affiliates), with members of the Audit Committee limited to serving on three such boards and our CEO limited to serving on two such Boards; and

■
Publication of a standalone ESG report, prepared in accordance with GRI standards.

These governance provisions are supplemented by our Code of Business Conduct and Ethics and procedures governing related party transactions, which are important elements of our overall approach to governance and are described below.
32 2022 Proxy Statement

Executive Officers
The Company’s executive officers are determined by our Board of Directors. The executive officers as of the date of this Proxy Statement are as follows:

Jason E. Fox, Chief Executive Officer, Age 49
Mr. Fox became CEO on January 1, 2018 and has been an executive officer since 2015. Since he is also a Board member, his biography appears on page 10 in Proposal One: Election of Ten Directors.

John J. Park, President, Age 57
W. P. Carey Inc.:
■
President (since January 2018)

■
Director of Strategy and Capital Markets (since 2016)

■
Various roles since 1987

W. P. Carey Foundation: Trustee (since 2013)
Mr. Park first joined the Company as an investment analyst and has served in various capacities for over three decades. During his tenure, he has spearheaded the transactions that have transformed the Company, including the consolidation and listing of CPA:1-9 as Carey Diversified LLC in 1998, its merger with W. P. Carey & Co. Inc. in 2000; the liquidity transactions of CPA:10, CIP, CPA:12 and CPA:14; W. P. Carey’s merger with CPA:15 and REIT conversion in 2012; W. P. Carey’s merger with CPA:16 in 2014; and W. P. Carey’s merger with CPA:17 – Global in October 2018. Mr. Park is responsible for the Company’s strategic development, including mergers and acquisitions and capital markets activities. He sits on the Company’s Operating Committee. The Board designated Mr. Park as an executive officer in March 2016.

ToniAnn Sanzone, Chief Financial Officer, Age 45
W. P. Carey Inc.:
■
Chief Financial Officer (since January 2017; Interim October 2016-February 2017)

■
Chief Accounting Officer (2015-2016)

■
Global Corporate Controller (2013-2015)

Ms. Sanzone has helped to guide the Company through its rapid evolution in recent years and is responsible for overseeing vital financial and risk mitigation functions in both the U.S. and Europe, including accounting and financial reporting, information technology, internal audit, tax and treasury. She sits on the Company’s Operating Committee. Ms. Sanzone currently also acts as Chief Financial Officer of CPA:18 – Global. Prior to joining the Company, Ms. Sanzone served as Corporate Controller and in various other capacities at iStar Inc. (NYSE: STAR), a publicly traded REIT, from 2006 to 2013 and held various accounting and financial reporting roles at Bed Bath and Beyond, Inc. (NASDAQ: BBBY) from 2004 to 2006. Ms. Sanzone also occupied various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004 and is a Certified Public Accountant. The Board designated Ms. Sanzone as an executive officer in October 2016.

2022 Proxy Statement 33

Executive Officers  (continued)

Gino M. Sabatini, Managing Director and Head of Investments, Age 53
W. P. Carey Inc.:
■
Head of Investments (since 2016)

■
Head of U.S. Net Lease Investments (2015-2016)

■
Co-Head of Global Investments (2012-2015)

■
Co-Head of Domestic Investments (2011-2012)

■
Various roles in the Investment Department since 2000

Mr. Sabatini is responsible for the sourcing, negotiating and structuring of investments in North America and Europe. In his over two decades with the Company, Mr. Sabatini has participated in and managed all aspects of the investment process. Mr. Sabatini sits on the Company’s Operating Committee. The Board designated Mr. Sabatini as an executive officer in January 2018.

Brooks G. Gordon, Managing Director and Head of Asset Management, Age 38
W. P. Carey Inc.:
■
Head of Asset Management (since December 2016)

■
Head of North American Asset Management (2014-2016)

■
Various roles in the Asset Management Department since 2006

The Hinckley Company: Board Member
Mr. Gordon oversees asset management activity across all property types in North America and Europe. He began his career with the Company over 15 years ago and has spearheaded the Company’s proactive asset management strategy, including a focus on organic investment opportunities and developing an agile, data-driven approach to management of the Company’s growing portfolio. Mr. Gordon serves as co-head of the Company’s ESG Committee and sits on the Operating Committee. The Board designated Mr. Gordon as an executive officer in January 2018.

34 2022 Proxy Statement

Proposal Two:
Advisory Vote on Executive Compensation
The Board and the Compensation Committee, which is responsible for designing and administering W. P. Carey’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.
At our annual meeting of stockholders held on June 11, 2020, the Board recommended, and stockholders voted, to hold this advisory vote, known as a “Say-on-Pay” vote, every year, with which the Board agreed. Accordingly, and pursuant to SEC rules (and Section 14A of the Securities Exchange Act of 1934), in this Proposal Two, shareholders are being asked to vote on the following resolution:
RESOLVED, that the shareholders of W. P. Carey approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative discussion in this Proxy Statement.
Our goal is to maintain an executive compensation program that fosters the short- and long-term goals of the Company and its shareholders. We seek to accomplish this goal by motivating our senior leadership group to achieve a high level of financial performance. We believe that our executive compensation program is designed to align executive pay with performance and to motivate management to make sound financial decisions that increase the value of the Company.
Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders at the virtual meeting, or by proxy, is necessary for approval of Proposal Two. However, as an advisory vote, Proposal Two is not binding upon the Board, the Compensation Committee, or W. P. Carey.
The Board recommends a vote FOR the approval, on an advisory basis, of the foregoing resolution approving the Company’s executive compensation.
2022 Proxy Statement 35

Executive Compensation
Compensation Discussion and Analysis
The following pages discuss the process and philosophy guiding compensation decisions for the following NEOs during 2021:
■
Jason E. Fox — Chief Executive Officer

■
John J. Park — President

■
ToniAnn Sanzone — Chief Financial Officer

■
Gino M. Sabatini — Head of Investments

■
Brooks G. Gordon — Head of Asset Management

Compensation Principles
The Company’s executive compensation programs have continued to evolve in structure but follow three basic principles, first established by the Company’s late founder, Mr. Wm. Polk Carey:
1 Compensation levels should be conservative and prudent	2 Compensation should adequately reward those who create value for the Company and its shareholders	3 Compensation should be tied to the financial performance of the Company
■
The Compensation Committee annually reviews the pay levels of our NEOs against our peers and generally finds our base salaries to be conservative and total compensation aligned with the median among our peers.

■
Approximately 70% of CEO pay and approximately half of the remaining NEOs’ pay opportunity is provided through equity-based compensation tied to long-term performance and vesting.

■
The Compensation Committee believes that senior management pay outcomes over time should be aligned with the shareholder experience.

■
Further, each of our NEOs is subject to rigorous stock ownership guidelines.

■
For 2021, 90% and 81% of the pay opportunity for our CEO and remaining NEOs, respectively, was at risk and subject to Company and/or stock price performance.

■
The Compensation Committee revised the structure of the annual cash bonus plan for 2021 to align incentive awards for our NEOs with our key short-term financial priorities.

■
The ultimate value of our current annual performance-based equity awards is tied to long-term RE AFFO(1) per share growth and relative TSR, defined below, which reflects the Company’s performance.

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2021.

36 2022 Proxy Statement

Executive Compensation  (continued)
2021 Business Highlights
In addition to the framework set by these principles, the Compensation Committee considered a number of factors in determining 2021 compensation levels for the NEOs to help ensure alignment with the Company’s performance in 2021. Among these factors were:
■
The Company’s financial and market performance compared to prior years;

■
Performance against predefined objectives, including financial metrics and new investments; and

■
Performance versus a peer group of companies as well as the REIT industry and broader economic environment.

■
Total shareholder return — The Compensation Committee focused particularly on TSR performance. Over the past 1-, 3-, 5-, and 10-year periods the Company delivered 22.9%, 48.8%, 86.4%, and 257.8% returns, respectively. Further, as shown in the graphs below, the Company outperformed the MSCI US REIT Index for the 5-year period and the 10-year period. As discussed under Long-Term Incentive Awards below, TSR performance, in addition to being factored into 2021 compensation decisions, also directly impacts the payout of outstanding PSUs granted in prior years because TSR relative to the MSCI US REIT Index is one of the two performance metrics utilized to determine the PSU payout level.

W. P. Carey Rank Versus Companies in the MSCI US REIT Index
1-Year #81 out of 130	3-Year #59 out of 129	5-Year #42 out of 120	10-Year #29 out of 90

■
Dividends — With a focus on paying stable dividends, during 2021 the Company declared dividends totaling $4.21 per share, an increase compared to total dividends declared during 2020 of  $4.17 per share.

■
RE AFFO — The Compensation Committee also focused on RE AFFO per share, as the non-GAAP earnings metric most focused on by investors to better understand and measure the performance of our business over time and against similar companies. Our RE AFFO per share was $4.89 for 2021. As discussed under Annual Cash Incentives and Long-Term Incentive Awards below, RE AFFO per share directly impacts the annual cash bonus payments and the payout of PSUs, respectively.

■
Investment Volume — The Company completed record investment volume of  $1.72 billion at a weighted average lease term of 20 years.

■
Balance Sheet — The Company strengthened its balance sheet and reduced leverage, issuing $2.4 billion of long-term capital, including its inaugural green bond offering, on favorable terms.

2022 Proxy Statement 37

Executive Compensation  (continued)
Compensation Highlights
2021 Base Salaries:
For 2021, the Compensation Committee made no changes to salary for our NEOs.
2021 Bonus Payments:
Our NEOs, other than Mr. Sabatini, earned bonuses equal to 147% of the target award. The 2021 annual cash bonus plan included three metrics: RE AFFO(1) per share (weighted 70%), Net Debt to Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”)(1) (weighted 20%), and Cash Interest Expense Coverage(1) (weighted 10%). Each metric provided for a maximum payout of 150% of target and a threshold payout of 50% of target, with zero payout for performance below the threshold level. We achieved maximum performance on the RE AFFO per share and Cash Interest Expense Coverage goals and above target performance on Net Debt to Adjusted EBITDA. The Compensation Committee determined to fund the bonuses at the formulaic outcome and did not exercise any discretion to increase or decrease the payouts.
Mr. Sabatini’s bonus represents a combination of the goals applicable to other NEOs and goals tied to the Investments Department that he leads. He earned a bonus equal to 141% of target based on the overall Company goals and the Investments Department’s goals.
2019-2021 Performance Share Unit Award Payouts:
In early 2019, PSUs were granted contingent on three-year performance against pre-established metrics (RE AFFO per share growth and TSR relative to the constituents of the MSCI US REIT Index). In early 2022, the Compensation Committee certified performance achievements and approved a payout equal to 183% of target to all holders of such awards, including all of the NEOs.
2020 and 2021 Long-Term Incentive Grants:
The Compensation Committee maintained a similar approach to long-term incentive grants as in prior years and in both 2020 and 2021 authorized grants to the NEOs weighted evenly between PSUs and time-based RSUs. Both award types vest and/or measure performance over three-year periods (2020-2022 and 2021-2023). The 2020 PSUs and 2021 PSUs measure TSR relative to the MSCI US REIT Index and RE AFFO per share growth.
Results of 2021 Advisory Vote on Executive Compensation:
At our 2021 Annual Meeting, more than 95% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. That said, the Compensation Committee will continue to consider the outcome of the Company’s Say-on-Pay votes and any other shareholder feedback when making future compensation decisions for the NEOs.
Compensation Philosophy and Decision Making Process:
The Company’s compensation philosophy and its processes for compensating executive officers are overseen by the Compensation Committee. The Compensation Committee currently consists of four directors, each of whom is independent within the meaning of the Listing Standards of the NYSE. The Compensation Committee’s responsibilities include setting the Company’s executive compensation principles and objectives, setting and approving the compensation of executive officers, and monitoring and approving the Company’s general compensation programs.
The Compensation Committee relies on input both from management and from its independent compensation consultant to assist the Compensation Committee in making its determinations. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for NEOs from these sources, the Compensation Committee retains the sole authority to make final decisions both as to the types of compensation awarded and compensation levels for these executives.
(1)
See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

38 2022 Proxy Statement

Executive Compensation  (continued)
Compensation Philosophy
The Company’s compensation programs are designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. The Compensation Committee believes that a blend of incentive programs is the most appropriate way to encourage the achievement of outstanding financial performance, and alignment with shareholders. In determining the compensation of our NEOs, the Compensation Committee generally relies on formulaic incentive programs, while maintaining the ability to exercise its best judgment and take into account the many aspects of performance that make up an individual’s contribution to the Company’s success, including teamwork, creativity, good judgment and integrity.
For 2021 compensation, the Compensation Committee examined a broad range of information on financial performance, as described above. The Compensation Committee also reviewed information on the performance of and contributions made by individual executive officers (other than the CEO) and, in doing so, placed substantial reliance on information received from, and the judgment of, the CEO. The Compensation Committee’s decisions with regard to CEO compensation are made in executive session in consultation with its independent compensation consultant. The Compensation Committee also periodically reviews independent survey data, other public filings, and peer group data provided by its independent compensation consultant as market reference points for all NEOs. The Compensation Committee strives to provide pay opportunities (including base, bonus and long-term incentives) that generally fall within a 15% range of the median of the market but acknowledges that individual positioning may vary due to tenure, contribution, performance and uniqueness of role.
Role of the Independent Compensation Consultant
The Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters. Since September 2016, the Compensation Committee has engaged Frederic W. Cook & Co. (“FW Cook”), a leading compensation consulting firm, as its independent compensation consultant. FW Cook conducts independent studies and provides objective advice on executive and director compensation. FW Cook’s role with the Company is as adviser to the Compensation Committee on executive compensation matters. Each year, the Compensation Committee conducts an assessment, as required by SEC rules, to determine if any conflicts of interest exist with regard to its engagement of FW Cook. In conducting that assessment for 2021, the Compensation Committee reviewed a variety of factors, including those required by SEC rules, and determined that no such conflict of interest existed.
Peer Comparison Group
When determining compensation levels for the NEOs, the Compensation Committee considers several external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company competes for executive talent. FW Cook annually reviews the peer group to confirm the overall reasonableness of the group for compensation and design benchmarking purposes. The Compensation Committee then determines what changes, if any, are appropriate.
The companies included in the peer group generally have the following characteristics:
■
Companies operating as publicly traded, internally-managed REITs;

■
Companies within a reasonable size range, primarily measured by market capitalization and enterprise value; and

■
Companies meeting additional qualitative criteria intended to identify those most similar in business model and asset mix to the Company, including factors such as: net lease focus, exposure to multiple asset classes, national diversity, diversified tenant base, and international operations.

2022 Proxy Statement 39

Executive Compensation  (continued)
In March 2020, the Compensation Committee, with input from management and FW Cook, reviewed and approved changes to the peer group used to inform 2021 pay decisions. Based on the review, the Compensation Committee determined to remove Liberty Property Trust due to its acquisition by Prologis and to add Digital Realty Trust to align with its goal of positioning the Company within a reasonable range of median on key size metrics while considering the applicable qualitative criteria.
Peer Group (used to inform 2021 pay decisions)
Alexandria Real Estate	National Retail Properties
Brixmor Property Group	Prologis
Colony NorthStar	Realty Income Corporation
Digital Realty Trust	STORE Capital
EPR Properties	Ventas
Healthpeak Properties	VEREIT
Kimco Realty Corporation	Welltower
Macerich Company
Peer Group Changes
In March 2021, the Compensation Committee, with input from management and FW Cook, reviewed and approved changes to the peer group used to inform 2022 pay decisions. Based on the review, the Compensation Committee determined to remove Colony NorthStar, Macerich, and Prologis and to add Gaming and Leisure Properties, Medical Properties Trust, and Omega Healthcare. These changes were intended to better position the Company within a reasonable range of median on key size metrics and focus on REITs meeting more of the qualitative criteria.
Peer Group (used to inform 2022 pay decisions)
Alexandria Real Estate	National Retail Properties
Brixmor Property Group	Omega Healthcare
Digital Realty Trust	Realty Income Corporation
EPR Properties	STORE Capital
Gaming and Leisure Properties	Ventas
Healthpeak Properties	VEREIT
Kimco Realty Corporation	Welltower
Medical Properties Trust
40 2022 Proxy Statement

Executive Compensation  (continued)
Elements of Compensation
The Company uses base salary, annual cash incentives, and long-term equity incentives, as well as a range of benefit plans, as tools to help achieve its compensation objectives. The Company’s approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time helps to promote a long-term perspective and further align management’s interests with that of the Company’s shareholders.
Element	Form	Compensation Objectives and Key Features
Base Salary	Fixed Cash
■
Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.

■
Amounts based on an evaluation of the executive officer’s experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.

Annual Cash Incentive Award	Performance-Based Cash
■
Variable cash compensation component that provides an incentive opportunity based on performance against objective Company performance metrics, RE AFFO(1) per share, Net Debt to Adjusted EBITDA(1), and Cash Interest Expense Coverage(1) for 2021, subject to the Compensation Committee’s discretion based on its assessment of overall Company strategic and individual performance.

Long-Term Equity Incentives	Performance Stock Units and Restricted Stock Units
■
Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term shareholder value, and to motivate our management to achieve long-term growth for the Company.

■
PSU awards under the long-term incentive plan (“LTIP”) are tied to three-year performance of absolute RE AFFO per share growth and relative TSR versus the constituents of the MSCI US REIT Index.

■
RSU awards vest over a three-year period.

The Compensation Committee strives to provide pay opportunities (including base, bonus and long-term incentives) that generally fall within a 15% range of the median of the market but acknowledges that individual positioning may vary due to tenure, contribution, performance and uniqueness of role.
(1)
See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

2022 Proxy Statement 41

Executive Compensation  (continued)
Base salary generally comprises a relatively small portion of our CEO and other NEO pay (10% and an average of 18% in 2021, respectively). The equity portion of pay has tended to represent the largest portion of our CEO and other NEO total pay (70% and an average of 52%, respectively, in 2021), based on the Compensation Committee’s philosophy of aligning executive compensation with Company performance and shareholder interests.
The table below summarizes the 2021 elements of compensation and resulting target total compensation for each of the NEOs:
Executive	Base Salary ($)	Target Annual Cash Incentive Opportunity ($)	Target Long-Term Equity Grant ($)	Target Total Compensation ($)
Jason E. Fox	800,000	1,500,000	5,400,000	7,700,000
John J. Park	525,000	1,000,000	1,675,000	3,200,000
ToniAnn Sanzone	525,000	750,000	1,625,000	2,900,000
Gino M. Sabatini	500,000	900,000	1,250,000	2,650,000
Brooks G. Gordon	400,000	550,000	850,000	1,800,000
For 2021, the mix for total compensation is illustrated in the following graphs:
Base Salary
Base salary is intended to reflect job responsibilities and set a minimum baseline for compensation. The Company’s overall philosophy is that, in most cases, base salaries for officers, including those for executive officers, are viewed as a significantly smaller component of their overall compensation than variable elements of compensation. When setting such salary levels, the Compensation Committee considered the following factors:
■
the nature and responsibility of the position;

■
the expertise of the individual executive;

■
changes in the cost of living and inflation;

■
the competitive labor market for the executive’s services; and

■
the recommendations of the CEO with respect to executive officers who report to him.

Base salaries for the executive officers are subject to annual review by the Compensation Committee, which considers competitive market data provided by FW Cook.
The Compensation Committee may determine to adjust NEO salaries, individually or overall, at any time. When considering potential changes to base salaries for executive officers, the Compensation Committee also takes into consideration the impact on total compensation. Based on current and historical market analyses, base salaries have generally aligned with the 25th percentile and total compensation has aligned with the 50th percentile across the NEO group. The Compensation Committee determined to make no adjustments to base salaries for 2021.
42 2022 Proxy Statement

Executive Compensation  (continued)
Annual Cash Incentives
Our 2021 annual cash bonus plan was designed to motivate our NEOs to deliver strong financial performance and to provide a clear link between pay and performance.
The Compensation Committee established target bonus opportunities for each NEO based on a variety of factors, including competitive market data, individual performance, and role criticality. NEOs were eligible for a maximum payout of up to 150% of the target value.
Funding was calculated using three financial performance metrics, RE AFFO per share (weighted 70%), Net Debt to Adjusted EBITDA (weighted 20%), and Cash Interest Expense Coverage (weighted 10%). The Compensation Committee placed the highest weighting on RE AFFO per share, as it represents a key metric of our financial success. Net Debt to Adjusted EBITDA and Cash Interest Expense Coverage were added for 2021 to recognize the importance of maintaining appropriate leverage levels and generating strong cash flow to meet our debt obligations. Our success on these metrics is critical to maintaining and lowering our overall cost of capital, which serves as a key driver of our future growth.
Our three metrics are all distinct, measurable, and rigorous, and provide our NEOs with a clear view of how our financial performance impacts compensation. Funding based on the financial performance on these three metrics ranges from 50% to 150% of target, with zero payout for performance below the threshold level. The Compensation Committee maintains its discretion to increase or decrease the formulaically funded payout based on its assessment of overall Company performance in appropriate circumstances. No such discretion was exercised in 2021.
Financial Performance Metric		Weighting	Performance Range	Payout Range
RE AFFO per Share(1)		70%
	Threshold		$4.63	50%
	Target		$4.73	100%
	Maximum		$4.83	150%
	Actual Results		$4.89	150%
Net Debt to Adjusted EBITDA(1)		20%
	Threshold		6.2x	50%
	Target		5.9x	100%
	Maximum		5.6x	150%
	Actual Results		5.7x	133%
Cash Interest Expense Coverage(1)		10%
	Threshold		5.2x	50%
	Target		5.5x	100%
	Maximum		5.8x	150%
	Actual Results		6.0x	150%
			Total	147%

(1)
See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

A portion of Mr. Sabatini’s bonus target includes the same three metrics as apply to our other NEOs and the remainder is subject to specific performance metrics tied to the performance of the Investments Department that he leads, including investment volume and deal quality. For competitive reasons, we do not disclose publicly the specifics related to these goals.
2022 Proxy Statement 43

Executive Compensation  (continued)
Actual Bonuses Awarded to the NEOs:
Actual NEO bonuses were paid at 147% of target based on our strong performance on RE AFFO per share, Net Debt to Adjusted EBITDA and Cash Interest Expense Coverage. As described earlier, the bonus for Mr. Sabatini also reflects performance of the Investments Department as measured by investment volume and quality, resulting in a total payout of 141% of target. The NEO cash incentive payouts for 2021 performance, which were paid in early 2022, are shown in the table below:
Executive	Target Bonus ($)	RE AFFO(1) per Share, Net Debt to Adjusted EBITDA(1) and Cash Interest Expense Coverage(1) (Target × 147.0%) ($)	Total 2021 Bonus ($)
Jason E. Fox	1,500,000	2,205,000	2,205,000
John J. Park	1,000,000	1,470,000	1,470,000
ToniAnn Sanzone	750,000	1,102,500	1,102,500
Gino M. Sabatini(2)	900,000	1,267,000	1,267,000
Brooks G. Gordon	550,000	808,500	808,500

(1)
Amounts may not appear to be calculated exactly due to rounding. See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

(2)
Mr. Sabatini’s bonus was paid at 141%. As discussed above, a portion of his target bonus was tied to the same metrics as the other NEOs and the remainder was subject to separate performance metrics tied to the performance of the Investments Department that he leads.

Long-Term Incentive Plan Awards
The LTIP is designed to reward key managers for high performance and to drive shareholder value. Awards for our NEOs are delivered 50% in the form of time-based RSUs that vest over a three-year period and 50% in the form of PSUs that are earned after a three-year performance period based on the achievement of specific performance goals determined at the beginning of the cycle. The Compensation Committee approves final goals for each performance cycle after evaluating goals proposed by management. Management’s proposals are based on the Company’s long-term financial plan, historical results, and expected results. The Compensation Committee considers these recommendations in conjunction with the established long-term business plan of the Company in order to determine the final goals. From time to time, the Compensation Committee’s independent compensation consultant assists the Compensation Committee with the goal-setting process by providing analyses of historical peer group performance and expected trends.
The table below presents the LTIP award amounts for 2021. These amounts may differ from the values shown in the Summary Compensation Table and Grants of Plan Based Awards Tables since SEC disclosure rules require companies calculate and present the grant date fair value of equity awards based on accounting fair value estimates. The amounts below represent the Compensation Committee’s approved value as determined based on a variety of factors, including market competitiveness, internal equity, contribution, experience, and uniqueness of role.
The Compensation Committee regularly reviews the Company’s progress towards achieving each of the PSU goals and, after the end of each three-year PSU performance cycle, evaluates the Company’s actual performance compared to the pre-set goals in order to determine the payout level achieved. PSUs may be earned between 0% and 300% of the target number of shares granted depending on performance against two equally weighted metrics: TSR relative to the constituents of the MSCI US REIT Index; and RE AFFO per share compound annual growth rate. These metrics were selected to align with the Company’s goals of outperforming an established benchmark index for similar REITs, sustainably growing funds available for dividends, and appropriately managing shareholder dilution. Payment levels are linearly interpolated between each level of performance to recognize, reward, and incentivize incremental performance gains between each performance goal.
44 2022 Proxy Statement

Executive Compensation  (continued)
Executive	Target LTI Award ($)	Value of PSUs (50% of total) ($)	Value of RSUs (50% of total) ($)
Jason E. Fox	5,400,000	2,700,000	2,700,000
John J. Park	1,675,000	837,500	837,500
ToniAnn Sanzone	1,625,000	812,500	812,500
Gino M. Sabatini	1,250,000	625,000	625,000
Brooks G. Gordon	850,000	425,000	425,000
In October 2021, Mr. Gordon also received a separate one-time grant of RSUs for reaching an anniversary milestone, which is not shown in the table above, with a grant date value of  $7,699.
For the 2019-2021 regular PSU payout, the Company achieved 233% with respect to the RE AFFO(1) per share measure and 133% with respect to the TSR measure, which reflects three-year TSR performance ranked at the 58th percentile relative to the constituents of the MSCI REIT Index. The resulting cumulative payout was equal to 183% of the Target payout amount. Our NEOs also earned dividend equivalent shares on their PSUs, which were delivered in equal proportion to the number of underlying shares earned.
2019-2021 PSUs
Performance Level	RE AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target
Below Threshold	<1.0%	<25th Percentile	0%
Threshold	1.0%	25th Percentile	50%
Target	2.0%	50th Percentile	100%
Stretch	3.0%	75th Percentile	200%
Maximum	5.0%	90th Percentile	300%
Actual Results	3.7%	58th Percentile
Payout	233%	133%	183%
For 2020 and 2021, the Compensation Committee affirmed that similar goals and structure would continue to provide effective incentives and reflected a similar degree of rigor for the 2020-2022 and 2021-2023 performance cycles. As a result, the following metrics apply for these cycles:
2020-2022 PSUs
Performance Level	RE AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target
Below Threshold	<1.0%	<25th percentile	0%
Threshold	1.0%	25th percentile	50%
Target	2.0%	50th percentile	100%
Stretch	3.0%	75th percentile	200%
Maximum	5.0%	90th percentile	300%
(1)
See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in our consolidated financial statements for the fiscal year ended December 31, 2021.

2022 Proxy Statement 45

Executive Compensation  (continued)
2021-2023 PSUs
Performance Level	RE AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target
Below Threshold	<1.0%	<25th percentile	0%
Threshold	1.0%	25th percentile	50%
Target	2.0%	50th percentile	100%
Stretch	4.0%	75th percentile	200%
Maximum	5.0%	90th percentile	300%
Other Compensation and Benefits
Deferred Compensation Plans
Payment of the shares underlying LTIP awards may be deferred pursuant to the Company’s Deferred Compensation Plan and are subject to the requirements of Section 409A of the Internal Revenue Code, which we refer to in this Proxy Statement as the Code. Messrs. Fox, Park and Sabatini elected to defer receipt of the underlying shares for awards of RSUs and PSUs in 2021 and Ms. Sanzone elected to defer receipt of the underlying shares for awards of PSUs in 2021 through the Company’s Deferred Compensation Plan.
Deferred awards under certain prior compensation plans are also maintained in the Deferred Compensation Plan. These partnership equity unit plans, or PEP Plans, were discontinued in 2007, and the PEP awards were converted to RSUs in 2009. These Rollover RSUs, which were required to be deferred for a minimum of two years, are payable in accordance with the employees’ prior elections. Currently, of the NEOs, Messrs. Fox, Park and Sabatini hold Rollover RSUs.
Deferred awards do not accrue interest or amounts other than dividend equivalents as may be required pursuant to underlying award agreements. Deferred amounts are payable in accordance with participants’ deferral elections.
Benefits and Perquisites
Our NEOs are provided with benefits that are generally consistent with those provided to all of the Company’s employees. The Company does not maintain any defined benefit pension plans. The Company does maintain a profit sharing plan, pursuant to which the Company contributed 10% of an employee’s total cash compensation, up to legal limits, into the plan on their behalf during 2021, as well as the Company’s Employee Stock Purchase Plan (“ESPP”), under which eligible employees in 2021 could purchase Company stock at a discount of 10% off the market price of the Common Stock on the last day of two semi-annual purchase periods, up to applicable limits, and must hold the shares purchased for at least one year. The Company also maintains an employee-funded 401(k) plan and a Roth 401(k) plan. These plans are generally available to all employees, including the NEOs.
46 2022 Proxy Statement

Executive Compensation  (continued)
Compensation Governance
We design our compensation plans within a set of strong compensation governance provisions. These include:
What We Do	What We Don’t Do
✓ Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance through our LTIP	✗ Do not provide excise tax gross-ups
✓ Deliver a majority of the LTIP value at grant through PSUs measuring three-year performance	✗ Do not have employment agreements
✓ Provide total compensation opportunities that approximate the market median	✗ Do not have executive perquisites
✓ Compare executive compensation levels and practices against a relevant peer group of similarly-sized REITs	✗ Do not have excessive severance benefits
✓ Engage an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company	✗ Do not allow dividends to be currently paid on unearned PSUs or unvested RSUs.
✓ Require meaningful levels of stock ownership among our executive officers and non-employee directors	✗ Do not allow hedging or short sales of our securities, and have meaningful limits on pledging
✓ Maintain a clawback policy	✗ Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs
✓ Conduct annual compensation risk review	✗ Do not allow for any single-trigger cash severance benefits upon a change-in-control
Employment Agreements
The Company has from time to time entered into employment agreements when it has deemed it to be advantageous in order to attract or retain certain individuals. None of the NEOs have employment agreements as of the date of this Proxy Statement.
Stock Ownership Guidelines
In January 2013, our Board adopted the W. P. Carey Stock Ownership Guidelines. The Stock Ownership Guidelines require the non-employee directors and the NEOs to maintain certain specified ownership levels of Common Stock, based on the annual cash retainer for directors and a multiple of annual base salary, exclusive of bonuses or other forms of special compensation, for the NEOs. The applicable stock ownership requirements are presented below:
Position	Ownership Requirement
CEO	6x annual salary
Other NEOs	3x annual salary
Non-Executive Directors	5x annual cash retainer
The Stock Ownership Guidelines provide that, with respect to each person subject to them, they will be phased in over a five-year period. For purposes of determining compliance with the Stock Ownership Guidelines, all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive or stock purchase plans are counted, excluding unvested RSUs and PSUs.
As of the date of the Proxy Statement, the five-year phase-in period had been reached for Directors Mark A. Alexander, Peter J. Farrell, Axel K.A. Hansing, Jean Hoysradt, Chris Niehaus and Nick J.M. van Ommen and NEOs Jason E. Fox, John J. Park and ToniAnn
2022 Proxy Statement 47

Executive Compensation  (continued)
Sanzone, each of whom has met the requirement. All other non-executive directors and NEOs also comply with the requirement or are on track to comply with the requirement within the five-year period.
Clawback Policy
Our Board has approved a policy that gives the Board the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (“Covered Officers”) where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement or if a metric taken into account in computing such compensation has been materially incorrectly calculated and, in each case, the Board determines that the Covered Officer received an excess incentive as a result and that the Covered Officer engaged in ethical misbehavior. The Board has discretion to seek recovery of any excess amount that it determines was received inappropriately by these individuals, but the Board may require the recoupment of up to the total amount of performance-based compensation, rather than the excess amount, for any Covered Officer who is convicted (including a plea of nolo contendere) of illegal acts connected to such restatement or recalculation.
Anti-Hedging Policy
The Company has adopted a policy that prohibits its employees and nonemployee directors from entering into all forms of hedging transactions regarding the Company’s stock, including covered calls, collars, “short sales,” sales “against the box,” “put” or “call” options, or other derivative transactions.
Pledging Policy
The Company has a robust policy that limits the pledging of shares of the Company’s stock, whether in a margin account or as collateral for a loan. The policy states that, if Company stock is pledged in a margin account, no securities of other companies may be held in the same account in order to prevent declines in the value of those securities from causing the sale of the Company’s stock due to a margin call. The policy also limits the value of any loan secured by Company stock, in a margin account or otherwise, to 40% of the value of such stock at all times. We believe that the pledging of nonmaterial amounts of equity does not disconnect the interests of employees with those of the shareholders when used reasonably and appropriately. Our compensation program provides for a significant portion of an executive’s compensation to be paid in shares, with the intent of providing clear alignment of our executives with our shareholders. We believe that the pledging of shares, within the meaningful limits described, is a reasonable part of our compensation and governance programs and helps enable executives to maintain stock ownership levels in excess of the Company’s robust Stock Ownership Guidelines.
Risk Assessment
The Compensation Committee, with the assistance of its independent compensation consultant, annually performs an assessment of compensation related risks for the Company’s primary compensation programs, as required by SEC rules. For 2021, the Compensation Committee determined that there were no elements of the Company’s compensation programs that would be reasonably likely to have a material adverse impact on the Company.
Other Considerations
Section 162(m) of the Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another “covered employee” (as defined by Section 162(m)) or who was such an employee beginning in any year after 2017. Accordingly, compensation awarded in 2018 and future years to covered employees in excess of  $1 million will generally not be deductible. Given the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code in 2018, the Compensation Committee may authorize compensation that will not be deductible if it determines it appropriate and in the best interests of the Company and our shareholders. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine it is in our and our shareholders’ best interests. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations we encounter.
48 2022 Proxy Statement

Executive Compensation  (continued)
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
COMPENSATION COMMITTEE
Peter J. Farrell, Chair
Mark A. Alexander
Tonit M. Calaway
Jean Hoysradt
Compensation Committee Interlocks and Insider Participation
Each of the Compensation Committee members whose names appear under the heading Compensation Committee Report above were Compensation Committee members during all of 2021. No member of the Compensation Committee during 2021 is or has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2021.
2022 Proxy Statement 49

Executive Compensation  (continued)
Summary Compensation Table
The following table summarizes the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2020, and 2019. For purposes of this table, our NEOs for 2021 were: our Chief Executive Officer, Chief Financial Officer and the three most highly compensated Executive Officers at December 31, 2021 as calculated in accordance with SEC rules. There were no other executive officers during 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Jason E. Fox(4) CEO	2021	800,000	—	7,069,384	2,205,000	29,000	10,103,384
	2020	799,615	—	5,152,790	1,425,000	28,500	7,405,905
	2019	749,808	—	4,784,196	1,356,600	28,000	6,918,604
ToniAnn Sanzone(5) CFO	2021	525,000	—	2,127,302	1,102,500	29,592	3,783,802
	2020	524,615	—	1,431,257	712,500	28,500	2,696,872
	2019	474,808	—	1,230,211	581,400	28,000	2,314,419
John J. Park President	2021	525,000	—	2,192,684	1,470,000	30,115	4,216,684
	2020	525,000	—	1,717,470	950,000	28,500	3,220,970
	2019	525,000	—	2,050,285	969,000	28,000	3,572,285
Gino M. Sabatini(6) Head of Investments	2021	500,000	—	1,636,318	1,267,000	29,000	3,432,318
	2020	500,000	—	1,266,219	767,500	28,500	2,562,219
	2019	500,000	—	1,503,569	858,554	28,000	2,890,123
Brooks G. Gordon(7) Head of Asset Management	2021	400,000	—	1,120,430	808,500	29,000	2,357,930
	2020	399,385	—	1,001,426	522,500	28,500	1,951,811
	2019	319,923	—	820,074	484,500	28,000	1,652,497

(1)
Amounts in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of RSUs and PSUs under the 2017 SIP for awards in 2019, 2020 and 2021. For details of the individual grants of RSUs and PSUs during 2021, please see the 2021 Grants of Plan-Based Awards table below. The assumptions on which these valuations are based are set forth in Note 13 to the consolidated financial statements included in the 2021 Form 10-K, disregarding estimates of forfeitures. The table reflects PSU awards using an estimate of the future payout at the date of grant. If the PSU awards were shown instead at the Maximum payout level, the aggregate grant date fair value of the PSUs would be: for 2021, $8,099,874 for Mr. Fox, $2,437,394 for Ms. Sanzone, $2,512,308 for Mr. Park, $1,874,841 for Mr. Sabatini, and $1,274,932 for Mr. Gordon; for 2020, $6,749,805 for Mr. Fox, $1,874,849 for Ms. Sanzone, $2,249,768 for Mr. Park, $1,649,797 for Mr. Sabatini, and $1,049,825 for Mr. Gordon; for 2019, $5,249,950 for Mr. Fox, $1,349,955 for Ms. Sanzone, $2,249,850 for Mr. Park, $1,649,920 for Mr. Sabatini, and $899,895 for Mr. Gordon.

(2)
Amounts shown represent payments under our Company-wide annual cash bonus plan for all employees, including the NEOs, which were paid in early 2022, 2021 and 2020 for performance in 2021, 2020 and 2019, respectively.

(3)
The All Other Compensation column reflects compensation related to Company contributions on behalf of the NEOs to the Company-sponsored profit sharing plan. For Ms. Sanzone and Mr. Park, the amounts for 2021 include $592 and $1,115, respectively, for tax payments related to health club membership reimbursements, which are generally available to all employees.

(4)
In January 2020, Mr. Fox’s salary was set at $800,000.

(5)
In January 2020, Ms. Sanzone’s salary was set at $525,000.

(6)
The amount for 2020 includes a one-time grant of RSUs to Mr. Sabatini, as follows: 100 RSUs, with a grant date fair value of  $6,767.

(7)
The amount for 2021 includes a one-time grant of RSUs to Mr. Gordon, as discussed in Compensation Discussion and Analysis above, as follows: 100 RSUs, with a grant date fair value of  $7,699. The amount for 2020 includes a one-time grant of RSUs to Mr. Gordon, as follows: 2,402 RSUs, with a grant date fair value of  $199,991. In January 2020, Mr. Gordon’s salary was set at $400,000.

50 2022 Proxy Statement

Executive Compensation  (continued)
2021 Grants of Plan-Based Awards
The following table provides information on awards under our annual cash bonus plan and the LTIP to our NEOs in 2021.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason E. Fox	—	1,125,000	1,500,000	5,000,000
	1/13/21							40,546	2,699,958
	1/13/21				20,273	40,546	121,638		4,369,426
ToniAnn Sanzone	—	562,500	750,000	5,000,000
	1/13/21							12,201	812,465
	1/13/21				6,101	12,201	36,603		1,314,837
John J. Park	—	750,000	1,000,000	5,000,000
	1/13/21							12,576	837,436
	1/13/21				6,288	12,576	37,728		1,355,248
Gino M. Sabatini	—	675,000	900,000	5,000,000
	1/13/21							9,385	624,947
	1/13/21				4,693	9,385	28,155		1,011,371
Brooks G. Gordon(5)	—	412,500	550,000	5,000,000
	1/13/21							6,482	432,676
	1/13/21				3,191	6,382	19,146		687,754

(1)
Represents potential payments under the Company’s Company-wide annual cash bonus plan, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum funding of the overall bonus pool based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section shown previously in this Proxy Statement. The actual amounts paid under this plan are shown in the Non-Equity Incentive Plan Compensation column for 2021 in the Summary Compensation Table above. The amounts shown for Maximum represent the per-individual limit under the 2017 Annual Cash Incentive Plan.

(2)
Reflects awards of PSUs under the 2017 SIP. The underlying shares of Common Stock may be paid out in 2024, after the end of a three-year performance cycle (2021-2023), depending on the achievement of specified criteria, as described in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the dividends paid on the shares of Common Stock underlying the PSUs, are accrued and paid after the end of the performance cycle in additional shares of Common Stock as if reinvested in shares upon the related dates of distribution, but only to the extent that the shares underlying the PSUs are actually earned and payable. We refer to these additional shares in this Proxy Statement as Dividend Equivalent Shares.

(3)
Reflects awards of RSUs under the 2017 SIP, which are scheduled to vest in three equal installments annually commencing on February 15, 2022. Grants of RSUs under the 2017 SIP will not pay dividend equivalents until, and will be conditioned upon, the vesting of the RSUs.

(4)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures, and for PSUs is based upon an estimate of the future payout at the date of grant. In fiscal year 2021, shares granted were determined based on stock price on date of grant. Historically, shares granted were determined based on fair value on date of grant. See the amounts under Stock Awards for 2021 in the Summary Compensation Table presented earlier in this Proxy Statement. For additional information on the valuation assumptions, please refer to Note 13 to the consolidated financial statements included in the 2021 Form 10-K. The amounts shown under Grant Date Fair Value of Stock Awards do not necessarily correspond to the actual value, if any, that may eventually be realized by the NEO.

(5)
Awards include one-time grants of RSUs, as discussed in Compensation Discussion and Analysis above.

2022 Proxy Statement 51

Executive Compensation  (continued)
Outstanding Equity Awards at December 31, 2021
The following table sets forth certain information with regard to all unvested awards of RSUs and PSUs held by our NEOs on December 31, 2021. All market values are based on the $82.05 closing price per share of the Common Stock on December 31, 2021.
		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Jason E. Fox	1/17/19	8,372	686,923
	2/13/19			42,694	3,503,034
	1/16/20	18,016	1,478,213	40,535	3,325,856
	1/13/21	40,546	3,326,799	60,819	4,990,199
ToniAnn Sanzone	1/17/19	2,153	176,654
	2/13/19			10,978	900,759
	1/16/20	5,004	410,578	11,259	923,801
	1/13/21	12,201	1,001,092	18,302	1,501,638
John J. Park	1/17/19	3,588	294,395
	2/13/19			18,296	1,501,215
	1/16/20	6,005	492,710	13,511	1,108,537
	1/13/21	12,576	1,031,861	18,864	1,547,791
Gino M. Sabatini	1/17/19	2,631	215,874
	2/13/19			13,418	1,100,911
	1/16/20	4,404	361,348	9,908	812,910
	11/12/20	100	8,205
	1/13/21	9,385	770,039	14,078	1,155,059
Brooks G. Gordon	1/17/19	1,435	117,742
	2/13/19			7,318	600,456
	1/16/20	2,802	229,904	6,305	517,284
	1/16/20	1,602	131,444
	1/13/21	6,382	523,643	9,573	785,465
	10/15/21(2)	100	8,205

(1)
RSU awards shown in the Number of Shares column vest in three annual installments commencing on February 15 of the year following the year granted. PSU awards shown in the Equity Incentive Plan column have a three year performance period commencing in the year of grant and are scheduled to vest at the end of the third year following grant and certification of performance achievement; the final payout and delivery or deferral of shares occurs in the fourth year following grant.

(2)
These RSU awards represent one-time grants, as discussed in Compensation Discussion and Analysis above.

52 2022 Proxy Statement

Executive Compensation  (continued)
The PSU and RSU awards listed above have the following vesting schedules:
■
RSU grants dated 1/17/19 vested in three annual installments commencing on February 15, 2020.

■
PSU grants dated 2/13/19 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 183% of the Target amount of PSUs, which were paid out in 2022 after the end of the applicable three year performance cycle (2019-2021).

■
RSU grants dated 1/16/20 are scheduled to vest in three annual installments commencing on February 15, 2021.

■
PSU grants dated 1/16/20 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 150% of the Target amount of PSUs, which may be paid out in 2023 after the end of the applicable three year performance cycle (2020-2022) if specified performance criteria are met.

■
RSU grant dated 11/12/20 is scheduled to vest in three annual installments commencing on February 15, 2021.

■
RSU grants dated 1/13/21 are scheduled to vest in three annual installments commencing on February 15, 2022.

■
PSU grants dated 1/13/21 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 150% of the Target amount of PSUs, which may be paid out in 2024 after the end of the applicable three year performance cycle (2021-2023) if specified performance criteria are met.

■
RSU grant dated 10/15/21 is scheduled to vest in three annual installments commencing on February 15, 2022.

2021 Option Exercises and Stock Vested
The following table contains information about shares acquired by the NEOs upon the vesting of RSUs and/or PSUs, as applicable, during 2021.
	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(2) ($)
Jason E. Fox	—	—	57,650	4,000,186
ToniAnn Sanzone	—	—	15,930	1,105,133
John J. Park	—	—	30,753	2,130,027
Gino M. Sabatini	—	—	24,161	1,672,953
Brooks G. Gordon	—	—	13,301	922,388

(1)
As of and after December 31, 2017, the Company no longer has any stock options outstanding.

(2)
For all NEOs, includes the underlying shares received February 2021 upon the vesting of the first tranche of the RSUs granted under the LTIP in 2020, the second tranche of the RSUs granted under the LTIP in 2019 and the third and final tranche of the RSUs granted under the LTIP in 2018. For all the NEOs, the actual shares earned underlying the PSUs awarded under the LTIP in 2018, which PSU shares, as well as the related Dividend Equivalent Shares, were all payable in 2021 after the end of their three-year (2018-2020) performance cycle. The Value Realized on Vesting is equal to the product of: the total RSUs vested and $70.39, which was the closing price of the Common Stock on February 12, 2021, the payment date for these shares; and the product of the shares actually earned underlying the PSUs with a 2018-2020 performance cycle, plus the related Dividend Equivalent Shares, and $68.68, which was the closing price of the Common Stock on February 9, 2021, the payment date for these PSU shares. Of these amounts, the payment of certain shares shown was deferred at the election of the executives, pursuant to the terms of the awards and the Company’s Deferred Compensation Plan, as follows: for Mr. Fox, a total of 57,650 shares were deferred, of which 8,371 were deferred until February 15, to 2025, 9,007 were deferred until February 15, to 2026 and 40,272 were deferred until February 15, to 2032; for Mr. Park, 30,753 shares were deferred until separation from service; and, for Mr. Sabatini, 24,161 shares were deferred until separation from service. See 2021 Nonqualified Deferred Compensation below.

2022 Proxy Statement 53

Executive Compensation  (continued)
2021 Nonqualified Deferred Compensation
The following table shows the aggregate contributions, earnings, and withdrawals in 2021 for the NEOs under our Deferred Compensation Plan, as more fully described in the Compensation Discussion and Analysis section earlier in this Proxy Statement. The Deferred Compensation Plan allows participants to defer receipt of the Common Stock underlying awards of RSUs and PSUs, and the amounts shown in the table below reflect such deferrals for Messrs. Fox, Park and Sabatini. The Deferred Compensation Plan also includes Rollover RSUs, and the table below reflects ongoing deferrals of Rollover RSUs for Messrs. Fox, Park and Sabatini.
Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Jason E. Fox	4,730,183	1,515,955	(1,515,955)	27,157,730
ToniAnn Sanzone	—	—	—	—
John J. Park	2,523,284	661,113	(661,113)	11,786,647
Gino M. Sabatini	1,982,410	2,156,977	(2,156,977)	41,311,765
Brooks G. Gordon	—	—	—	—

(1)
The amounts shown represent the number of RSUs and/or PSUs, including any related Dividend Equivalent Shares, that vested during 2021, but for which the payment of the underlying shares was deferred at the election of the executive pursuant to the terms of the award and the Deferred Compensation Plan, multiplied by $82.05, the closing price per share of the underlying Common Stock on December 31, 2021. Amounts shown above are not reflected in the Stock Awards column in the Summary Compensation Table for the last completed fiscal year as they were awarded in prior years, at which time they were reflected in the Summary Compensation Table.

(2)
The Aggregate Earnings in Last Fiscal Year column represents dividend equivalents earned on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2021. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.

(3)
The Aggregate Withdrawals/Distributions column represents dividend equivalents paid to the NEOs on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2021. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.

(4)
The amounts shown represent the product of the number of deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, and $82.05, the closing price per share of the underlying Common Stock on December 31, 2021. For each of Messrs. Fox, Park and Sabatini, the amount shown was not previously reported as compensation in the Summary Compensation Tables for previous years because all (in the case of Mr. Sabatini) or a portion of  (in the case of Messrs. Fox and Park) the deferred awards were granted prior to the date that the individual became an NEO.

54 2022 Proxy Statement

Executive Compensation  (continued)
Potential Payments Upon Termination or Change-in-Control
None of the NEOs as of December 31, 2021 had an employment, severance, or change-in-control agreement with the Company that, in the event of termination of their employment or a change in control, which are collectively referred to below as termination events, would provide them with any right to a cash severance or incremental benefit.
The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.
The following table sets forth the amounts each NEO as of December 31, 2021 would have received upon termination of employment with the Company on that date for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2021 and that the value of the Common Stock was $82.05 per share, based on the closing price of the Common Stock on that date; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and may differ from the amounts set forth in the table below.
Name	Death/ Disability ($)	Termination by the Company for Cause ($)	Involuntary Dismissal ($)	Change in Control with Separation(1) ($)	Retirement ($)
Jason E. Fox
RSUs(2)	5,491,935	—	—	5,491,935	—
PSUs(3)	4,501,318	—	4,501,318	13,503,953	4,501,318
Total	9,993,253	—	4,501,318	18,995,888	4,501,318
ToniAnn Sanzone
RSUs(2)	1,588,324	—	—	1,588,324	—
PSUs(3)	1,236,493	—	1,236,493	3,709,481	1,236,493
Total	2,824,817	—	1,236,493	5,297,805	1,236,493
John J. Park
RSUs(2)	1,818,966	—	—	1,818,966	—
PSUs(3)	1,656,973	—	1,656,973	4,970,918	1,656,973
Total	3,475,939	—	1,656,973	6,789,884	1,656,973
Gino M. Sabatini
RSUs(2)	1,355,466	—	—	1,355,466	—
PSUs(3)	1,219,565	—	1,219,565	3,658,692	1,219,565
Total	2,575,031	—	1,219,565	5,014,158	1,219,565
Brooks G. Gordon
RSUs(2)	1,010,938	—	—	1,010,938	—
PSUs(3)	732,570	—	732,570	2,197,709	732,570
Total	1,743,508	—	732,570	3,208,647	732,570

(1)
The terms of the Company’s outstanding equity awards at December 31, 2021 provide that, in the event of a Change in Control of the Company, as defined in the 2009 SIP and the 2017 SIP, the portion of the award not already exercisable or vested becomes exercisable or vested, as the case may be, and for PSUs the awards vest at the Maximum Amount, which is three times the Target Amount, but only if the recipient’s employment is terminated following a Change in Control of the Company, as defined in these Plans, and in addition, the payment will be pro-rated through the date of the Change in Control of the Company.

2022 Proxy Statement 55

Executive Compensation  (continued)
(2)
Each of the 2009 SIP and the 2017 SIP generally provides that unvested RSUs automatically terminate upon a participant’s termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the respective RSU award agreements approved by the Committee, if a participant’s employment terminates by reason of death or disability, LTIP RSUs become fully vested on the date of death or disability. In all other cases, unvested LTIP RSUs are forfeited upon termination. Rollover RSUs were fully vested upon issuance and are nonforfeitable, with payout of the underlying shares required to be deferred for a minimum of two years. Rollover RSUs, and any other vested but deferred RSU awards held by the NEOs at December 31, 2021, are included in the Aggregate Balance at Last Fiscal Year End column of the 2021 NonQualified Deferred Compensation Table presented earlier in this Proxy Statement and, as such, are not shown in the table above.

(3)
Each of the 2009 SIP and the 2017 SIP generally provides that PSUs automatically terminate upon a participant’s termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the respective PSU award agreements approved by the Committee, if a participant’s employment terminates for any reason other than disability, involuntary dismissal, retirement, or death prior to the conclusion of the performance period, the PSUs are forfeited, subject to the Committee’s discretion otherwise. In the case of a termination due to disability, involuntary dismissal, retirement, or death, the participant (or beneficiary) is entitled to a pro rata portion of the award for the period of time worked, contingent upon satisfaction of the performance criteria at the end of the applicable three-year performance period. As a consequence of the contingent nature of the PSU awards, the value that may ultimately be received by the NEO is uncertain. However, the pro-rated values shown reflect the ultimate achievement of Target levels, although actual values will range from zero, if the Threshold level is not achieved, to three times the values shown, if the Maximum level is reached. The numbers also do not indicate whether the individual is eligible for retirement. None of our NEOs are currently near retirement age.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO, Mr. Fox. For these purposes, “annual total compensation” represents the sum of base salary, bonus, overtime, equity awards, profit sharing / pension contributions, if any and all other compensation.
For 2021, our last completed fiscal year:
■
the annual total compensation of our “median employee” (excluding our CEO), was $162,508, which we calculated in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K; and

■
the annual total compensation of our CEO was $10,103,384, which is the amount reported in the “Total” column of our 2021 Summary Compensation Table included above in this Proxy Statement, with no adjustments.

Based on this information, for 2021 the ratio of the annual total compensation of Mr. Fox to the annual total compensation of the “median employee” was 62 to 1, which is a reasonable estimate that was calculated consistent with the SEC regulation and is based on our records and the methodology described below.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
Employee Population and Measurement Date:
■
We determined that, as of December 31, 2021, our employee population consisted of 182 individuals, excluding our CEO, with 70% of these individuals located in the United States and 30% located in Europe (United Kingdom and the Netherlands). Of those employees, 174 individuals were Full-Time employees and eight individuals were Part-Time employees.

Consistently Applied Compensation Measure:
■
We identified our “median employee” as of December 31, 2021. At that time, we determined that the sum of annualized base salary and actual bonus paid was the most suitable measure upon which to identify our “median employee,” as it reflects the primary compensation elements for most of our employees.

Identification of the Median Employee:
■
For our analysis in this Proxy Statement, we used the “median employee” identified as of December 31, 2021.

56 2022 Proxy Statement

Proposal Three:
Ratification of Appointment of Independent Registered Public Accounting Firm
From the Company’s inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. For 2022, the Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.
Although stockholder ratification of PricewaterhouseCoopers LLP’s appointment is not required by our Charter, the Bylaws, or otherwise, the Board is submitting the ratification of PricewaterhouseCoopers LLP’s appointment for the year 2022 to the Company’s shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the year 2022 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Committee determines that such a change would be in the Company’s interests.
The ratification of PricewaterhouseCoopers LLP’s appointment requires the affirmative vote of a majority of the votes actually cast by shares present at the virtual meeting or represented by proxy at the Annual Meeting, a quorum being present.
The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022.
2022 Proxy Statement 57

Report of the Audit Committee
The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey Inc.’s fiscal 2021 audited financial statements and management’s report of internal controls over financial reporting.
The audit functions of the Audit Committee focus on the adequacy of W. P. Carey Inc.’s internal controls and financial reporting procedures, the performance of W. P. Carey Inc.’s internal audit function and the independence and performance of W. P. Carey Inc.’s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Audit Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey Inc.’s financial reporting. The Audit Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Audit Committee held nine regularly scheduled meetings during 2021.
Management has primary responsibility for W. P. Carey Inc.’s financial statements and management’s report of internal controls over financial reporting and the overall reporting process, including W. P. Carey Inc.’s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements and the effectiveness of internal controls over financial reporting, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.
The Audit Committee has reviewed and discussed the audited financial statements and management’s report of internal controls over financial reporting with the management of W. P. Carey Inc. The Directors who serve on the Audit Committee are all “independent” as defined in the NYSE Listing Standards and applicable rules of the SEC.
The Audit Committee has discussed with the Company’s Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communication with the committee concerning independence and has discussed with the Independent Registered Public Accounting Firm their independence from W. P. Carey Inc. Based on review and discussions of the audited financial statements and management’s report on internal control over financial reporting of W. P. Carey Inc. with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report for filing with the SEC.
Submitted by the Audit Committee*:
Mark A. Alexander, Chair
Peter J. Farrell
Robert J. Flanagan
Margaret G. Lewis
Nick J.M. van Ommen
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company incorporates it by specific reference.
Financial Expert
The Board has determined that Mark A. Alexander, who is Chair of the Audit Committee, and Peter J. Farrell, who is a member of that committee, are each a “financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. As noted above, each of these individuals are independent under the Listing Standards of the NYSE and the rules of the SEC.
*
Although the membership of the Audit Committee as of the date of this Proxy Statement, as reflected in the Committees of the Board of Directors section shown earlier in this Proxy Statement, has changed, the members of the Audit Committee listed here were the members who participated in the review, discussion and recommendation actions noted in this Report.

58 2022 Proxy Statement

Report of the Audit Committee  (continued)
Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2021 and 2020
The following table sets forth the approximate aggregate fees billed to W. P. Carey during fiscal years 2021 and 2020 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:
	2021	2020
Audit Fees(1)	$3,700,000	$3,908,750
Audit-Related Fees(2)	361,027	225,425
Tax Fees(3)	1,840,867	1,625,306
All Other Fees(4)	95,000	—
Total Fees	$5,996,894	$5,759,481

(1)
Audit Fees: This category consists of fees for professional services rendered for the audit of W. P. Carey’s fiscal 2021 and 2020 financial statements included in the Company’s Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2021 and 2020, and other audit services.

(2)
Audit-Related Fees: This category consists of audit-related services performed by PricewaterhouseCoopers LLP and for 2021 and 2020 includes audit services for SEC registration statement review and the related issuance of any comfort letters and consents, as well as services performed related to the Company’s cloud migration and enterprise risk management.

(3)
Tax Fees: This category consists of fees billed to W. P. Carey by PricewaterhouseCoopers LLP of  $1,547,681 and $1,379,826 for tax compliance services during 2021 and 2020, respectively, and $293,186 and $245,480 for tax consultation in connection with transactions during 2021 and 2020, respectively.

(4)
All Other Fees: The category consists of DEI training in 2021. No other services were provided by PricewaterhouseCoopers LLP in 2020.

Pre-Approval Policies
The Audit Committee’s policy is to pre-approve audit and permissible non-audit services provided by the Company’s Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Committee has delegated to its Chair, Mr. Alexander, the authority to approve such services on its behalf, provided that such action is reported to the committee at its next meeting. Pursuant to these policies, the Audit Committee pre-approved all the services provided by the Independent Registered Public Accounting Firm in fiscal years 2021 and 2020 shown in the table above.
2022 Proxy Statement 59

Security Ownership of Certain Beneficial Owners, Directors and Management
The following tables set forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2022 by each of the current Directors and the nominees for election as Director, each of the NEOs listed in the Summary Compensation Table presented earlier in this Proxy Statement, all Directors and executive officers on that date as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Any fractional shares are rounded down to the nearest full share. Except as noted below, none of the shares has been pledged as collateral.
Name of Beneficial Owner	Amount of Shares Beneficially Owned	Percentage of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	26,318,273	14.13%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	14,112,099	7.6%

(1)
The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G/A, filed with the SEC on February 10, 2022, to report beneficial ownership as of December 31, 2021. Based on that filing, Vanguard was the beneficial owner of 26,318,273 shares in the aggregate at that date, as a result of serving as an investment manager. As of that date, Vanguard reported that it had sole dispositive power with respect to 25,755,780 shares, shared dispositive power with respect to 562,493 shares, and shared voting power with respect to 338,896 shares.

(2)
The information for BlackRock, Inc. is derived from a Schedule 13G/A filed with the SEC on February 1, 2022 to report beneficial ownership as of December 31, 2021. Based on that filing, BlackRock, Inc. was the beneficial owner of 14,112,099 shares in the aggregate as of that date, with sole dispositive power over all of such shares and sole voting power with respect to 12,040,025 shares.

Name of Beneficial Owner	Amount of Shares Beneficially Owned(1)	Percentage of Class
Mark A. Alexander(2)	23,199	*
Constantin H. Beier	—	*
Tonit M. Calaway(2)	3,819	*
Peter J. Farrell(2)	13,614	*
Robert J. Flanagan(2)	9,038	*
Jason E. Fox(3)	556,395	*
Axel K.A. Hansing(2)	16,733	*
Jean Hoysradt(2)	15,443	*
Margaret G. Lewis(2)	8,593	*
Christopher J. Niehaus(2)	20,771	*
Nick J.M. van Ommen(2)	23,480	*
John J. Park(4)	561,445	*
ToniAnn Sanzone	42,162	*
Gino M. Sabatini(5)	699,322	*
Brooks G. Gordon	88,793	*
All Directors and executive officers as a Group (15 individuals)	2,082,807	1.08%

*
Less than 1%

(1)
Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each beneficial owner (or the Directors and executive officers as a Group) has the right to acquire within 60 days of March 15, 2022, including vested Director RSUs, LTIP RSUs, PSUs, and Rollover RSUs, each as defined herein, where payout of the underlying shares has been deferred. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.

(2)
Includes 2,141 Director RSAs that were granted on July 1, 2021 and are not scheduled to vest until July 1, 2022, as to which the recipients have current voting rights.

(3)
The amount shown includes 1,016 shares owned by Mr. Fox’s son, 74 shares owned by his daughter, and 142,593 shares that have been pledged as security in margin accounts, whether or not there are loans outstanding. There are currently no loans outstanding. See “Pledging Policy” above in the Compensation Discussion and Analysis section.

(4)
The amount shown includes 1,680 shares owned in aggregate by Mr. Park’s three children.

(5)
The amount shown includes 1,404 shares owned by Mr. Sabatini’s son, 847 shares owned by his daughter, and 169,749 shares owned by Sabatini 2020 LP, a limited partnership of which Mr. Sabatini and his wife are the sole members of its general partner and are the sole limited partners.

60 2022 Proxy Statement

Equity Compensation Plan Information
The following table presents information regarding the Company’s equity compensation plans as of December 31, 2021:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,678,910(1)	0(2)	2,978,616(3)
Equity compensation plans not approved by security holders	0	0	0
Total	1,678,910(1)	0(2)	2,978,616(3)

(1)
Reflects RSUs and PSUs issued to officers and employees under the 1997 SIP, the 2009 SIP, and the 2017 SIP, including 1,104,020 such awards where the payout of the underlying shares upon vesting was deferred at the election of the recipient pursuant to the Company’s Deferred Compensation Plan. For PSUs, which may or may not vest in varying amounts depending on the achievement of specified performance criteria, the Target Amount (100% of the award paid), aggregating 287,207 shares, was used; the Maximum Amount (300% of the Target Amount) that can be issued would be 861,621 shares. Amounts shown do not include dividend equivalents to be paid on PSUs, which are reinvested in shares of Common Stock after the end of the relevant performance cycle but only to the extent the PSUs vest. See the table entitled 2021 Grants of Plan-Based Awards shown previously in this Proxy Statement for a description of these Dividend Equivalent Shares. Also reflects 6,472 vested Director RSUs, where the payout of the underlying shares is automatically deferred until the Director completes service on the Board, but does not include Director RSAs.

(2)
All RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price. All outstanding options expired on December 31, 2017 and therefore no Weighted-Average Exercise Price is shown.

(3)
Includes the following shares of Common Stock remaining available for issuance at December 31, 2021: 2,638,367 shares issuable under the 2017 SIP, which may be issued upon the exercise of stock options, as RSAs, upon vesting of RSUs or PSUs, or as other stock based awards; and 340,249 shares issuable under the Company’s ESPP. Under the ESPP, eligible employees can purchase shares semi-annually with up to a maximum of 10% of eligible compensation, or $10,000, if less, per year, with the purchase price equal to 90% of the fair market value of the Common Stock on the last day of each semi-annual purchase period, which is defined in the ESPP as the average of the high and low prices of such stock on the NYSE. The terms of the ESPP do not limit the aggregate number of shares subject to purchase by all participants during any one purchase period, but require that participants hold the shares purchased for at least one year.

2022 Proxy Statement 61

Users’ Guide
Who is soliciting my proxy?
The Directors of W. P. Carey, on behalf of the Company, are sending you this Proxy Statement and enclosed proxy card.
Who is entitled to vote?
W. P. Carey’s shareholders as of the close of business on March 21, 2022, which is the record date, are entitled to vote at the Annual Meeting.
What is the Board’s voting recommendation for each of the proposals and what vote is required for the different proposals?
You may vote FOR, AGAINST or ABSTAIN with respect to each Proposal.
Proposal	Board Vote Recommendation	Vote Required to Approve	Effect of Abstention	Page
Proposal One: Election of Ten Directors	FOR each Nominee	Majority of the votes cast with respect to each nominee	No effect	6
Proposal Two: Advisory Vote on Executive Compensation	FOR	Majority of the votes cast on the Proposal	No effect	35
Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of the votes cast on the Proposal	No effect	57
If you own shares through a broker or other nominee in street name, you may instruct your broker or other nominee as to how to vote your shares. A “broker non-vote” occurs when you fail to provide a broker or other nominee with voting instructions and a broker or other nominee does not have the discretionary authority to vote your shares on a particular matter because the matter is not a routine matter under the NYSE rules. Proposal 3 is the only Proposal for which broker discretionary voting is allowed. Therefore, if you fail to provide your broker or other nominee with voting instructions with respect to Proposals 1 and 2, broker non-votes will result with respect to each of those Proposals. A broker non-vote will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and accordingly, will not have the effect of a vote for or against the proposal. Broker non-votes and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.
To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2022, stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice. Support phone numbers will be available on the meeting website if you experience any technical difficulties.
You may cast your vote in any of the following ways:

Internet	Phone	Mail	QR Code
Visit www.proxyvote.com. You will need the 16-digit number included on your proxy card, voter instruction form or notice.	Call 1-800-454-8683 or the number on your voter instruction form. You will need the 16-digit number included on your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Point your smartphone camera at the icon above to visit www.proxyvote.com. You will need the 16-digit number included on your proxy card, voter instruction form or notice.
How many shares may vote?
At the close of business on the record date, W. P. Carey had 191,500,989 shares of its Common Stock outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.
62 2022 Proxy Statement

Users’ Guide  (continued)
What is a quorum?
A quorum is the presence, either in person at the virtual meeting or represented by proxy, of a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.
How will voting on any shareholder proposals be conducted?
We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment, to the extent permitted by applicable law.
Who will pay the cost for this proxy solicitation?
W. P. Carey will pay the cost of preparing, assembling, and mailing the Notice about Internet availability, this Proxy Statement, the Notice of Meeting, and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. We intend to retain an outside solicitation firm, Broadridge Investor Communication Solutions, Inc., to assist in the solicitation of proxies for a fee estimated to be $50,000 or less, plus out-of-pocket expenses. We expect to request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and we will reimburse such persons for their expenses in so doing.
May I revoke my proxy?
Yes, you may revoke your proxy at any time before the Annual Meeting by notifying W. P. Carey’s Corporate Secretary or submitting a new proxy card, or by voting at the virtual meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001.
What is “householding”?
We have adopted “householding,” a procedure under which owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.
We make references herein to various websites, including our website located at www.wpcarey.com, however, the information located on, or accessible from, from any website (including our website) is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the SEC.
2022 Proxy Statement 63

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions
Reconciliations of certain non-GAAP financial measures referenced in this Proxy Statement to their most directly comparable GAAP measures are provided within this appendix. In addition, descriptions of these non-GAAP financial measures are provided below.
W. P. CAREY INC.
Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)
Year Ended December 31, 2021
Net income attributable to W. P. Carey	$409,988
Adjustments:
Depreciation and amortization of real property	470,554
Gain on sale of real estate, net	(40,425)
Impairment charges	24,246
Proportionate share of adjustments to earnings from equity method investments	32,213
Proportionate share of adjustments for noncontrolling interests	(16)
Total adjustments	486,572
FFO (as defined by NAREIT) Attributable to W. P. Carey(a)	896,560
Adjustments:
Straight-line and other leasing and financing adjustments	(83,267)
Above- and below-market rent intangible lease amortization, net	53,585
Stock-based compensation	24,881
Amortization of deferred financing costs	13,523
Other (gains) and losses	12,885
Tax benefit — deferred and other	(5,967)
Merger and other expenses	(4,546)
Other amortization and non-cash items	1,709
Proportionate share of adjustments to earnings from equity method investments	12,152
Proportionate share of adjustments for noncontrolling interests	(24)
Total adjustments	24,931
AFFO Attributable to W. P. Carey(a)	$921,491
Summary
FFO (as defined by NAREIT) attributable to W. P. Carey(a)	$896,560
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share(a)	$4.90
AFFO attributable to W. P. Carey(a)	$921,491
AFFO attributable to W. P. Carey per diluted share(a)	$5.03
Diluted weighted-average shares outstanding	183,127,098

(a)
FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

64 2022 Proxy Statement

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions  (continued)
W. P. CAREY INC.
Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations
(AFFO) from Real Estate (RE AFFO) (Unaudited)
(in thousands, except share and per share amounts)
Year Ended December 31, 2021
Net income from Real Estate attributable to W. P. Carey	$384,766
Adjustments:
Depreciation and amortization of real property	470,554
Gain on sale of real estate, net	(40,425)
Impairment charges	24,246
Proportionate share of adjustments to earnings from equity method investments	32,213
Proportionate share of adjustments for noncontrolling interests	(16)
Total adjustments	486,572
FFO (as defined by NAREIT) Attributable to W. P. Carey — Real Estate(a)	871,338
Adjustments:
Straight-line and other leasing and financing adjustments	(83,267)
Above- and below-market rent intangible lease amortization, net	53,585
Stock-based compensation	24,881
Other (gains) and losses	13,676
Amortization of deferred financing costs	13,523
Tax benefit — deferred and other	(4,938)
Merger and other expenses	(4,597)
Other amortization and non-cash items	1,709
Proportionate share of adjustments to earnings from equity method investments	10,253
Proportionate share of adjustments for noncontrolling interests	(24)
Total adjustments	24,801
AFFO Attributable to W. P. Carey — Real Estate(a)	$896,139
Summary
FFO (as defined by NAREIT) attributable to W. P. Carey — Real Estate(a)	$871,338
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share — Real Estate(a)	$4.76
AFFO attributable to W. P. Carey — Real Estate(a)	$896,139
AFFO attributable to W. P. Carey per diluted share — Real Estate(a)	$4.89
Diluted weighted-average shares outstanding	183,127,098

(a)
FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

2022 Proxy Statement 65

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions  (continued)
W. P. CAREY INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)
	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income	$99,612	$138,586	$120,283	$51,641
Adjustments to Derive Adjusted EBITDA:
Depreciation and amortization	135,662	115,657	114,348	110,322
Straight-line and other leasing and financing adjustments	(53,380)	(10,823)	(10,313)	(8,751)
Interest expense	47,208	48,731	49,252	51,640
Other (gains) and losses	28,461	(49,219)	(7,545)	41,188
Above- and below-market rent intangible lease amortization	15,082	12,004	14,384	12,115
Gain on sale of real estate, net	(9,511)	(1,702)	(19,840)	(9,372)
Impairment charges	7,945	16,301	—	—
Stock-based compensation expense	6,091	4,361	9,048	5,381
Provision for income taxes	5,052	8,347	9,298	5,789
Merger and other expenses	(563)	(908)	(2,599)	(476)
Other amortization and non-cash charges	385	386	391	411
	182,432	143,135	156,424	208,247
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	16,136	5,144	4,923	11,445
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(23)	(22)	(22)
	16,113	5,121	4,901	11,423
Equity Method Investment in WLT:
Less: Loss from equity method investment in WLT	926	1,376	4,005	4,483
Add: Distributions received from equity method investment in WLT	—	—	—	—
	926	1,376	4,005	4,483
Equity Method Investments in the Managed Programs:
Add: Distributions received from equity method investments in the Managed Programs	2,142	477	454	432
Less: (Income) loss from equity method investments in the Managed Programs	(50)	(1,667)	90	153
	2,092	(1,190)	544	585
Adjusted EBITDA(a)	$301,175	$287,028	$286,157	$276,379
Adjusted EBITDA — Fourth Quarter 2021 Annualized(a)	$1,204,700
Adjusted EBITDA — Full Year 2021(a)	$1,150,739

(a)
Adjusted EBITDA is a non-GAAP measure. See below for a description of Adjusted EBITDA.

66 2022 Proxy Statement

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions  (continued)
W. P. CAREY INC.
Calculation of Pro Rata Net Debt to Adjusted EBITDA (Annualized) (Unaudited)
(dollars in thousands)
As of or for the Three Months Ended December 31, 2021
Pro rata debt outstanding	$7,039,142
Consolidated cash and cash equivalents	165,427
Pro Rata Net Debt	$6,873,715
Adjusted EBITDA — Fourth Quarter 2021 Annualized(a)	$1,204,700
Pro Rata Net Debt to Adjusted EBITDA (Fourth Quarter 2021 Annualized)(a)	5.7x

(a)
Adjusted EBITDA is a non-GAAP measure. See below for a description of Adjusted EBITDA.

Reconciliation of Interest Expense to Cash Interest Expense (Unaudited)
(in thousands)
Year Ended December 31, 2021
Interest expense	$196,831
Adjustments to Derive Cash Interest Expense:
Capitalized interest	2,548
Other non-cash amortization expense	655
Amortization of deferred financing costs and debt premiums/discounts	(13,523)
Adjustment for pro rata ownership	5,499
(4,821)
Cash Interest Expense(a)	$192,010

(a)
Cash interest expense is a non-GAAP measure. See below for a description of Cash interest expense.

Calculation of Cash Interest Expense Coverage Ratio (Unaudited)
(dollars in thousands)
Year Ended December 31, 2021
Adjusted EBITDA(a)	$1,150,739
Cash Interest Expense(b)	192,010
Cash Interest Expense Coverage Ratio(c)	6.0x

(a)
Adjusted EBITDA is a non-GAAP measure. See below for a description of Adjusted EBITDA.

(b)
Cash interest expense is a non-GAAP measure. See below for a description of Cash interest expense.

(c)
Cash interest expense coverage ratio is a non-GAAP measure. See below for a description of Cash interest expense coverage ratio.

2022 Proxy Statement 67

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions  (continued)
Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with
68 2022 Proxy Statement

Appendix A — Non-GAAP Financial Measures, Reconciliations and Descriptions  (continued)
GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations.
Other Metrics
Pro Rata Metrics
This Proxy Statement contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2021. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.
2022 Proxy Statement 69

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTE0 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00000542624_1 R1.0.0.24W. P. CAREY INC.ONE MANHATTAN WEST395 9TH AVENUE, 58TH FLOORNEW YORK, NY 10001ATTN: INVESTOR RELATIONSVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WPC2022You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe election of all of the director nomineeslisted in Proposal 1:1. Election of the Director Nominees to serveuntil the 2023 Annual Meeting of Stockholdersand until their respective successors are dulyelected and qualify:Nominees For Against Abstain1a. Mark A. Alexander1b. Constantin H. Beier1c. Tonit M. Calaway1d. Peter J. Farrell1e. Robert J. Flanagan1f. Jason E. Fox1g. Jean Hoysradt1h. Margaret G. Lewis1i. Christopher J. Niehaus1j. Nick J.M. van OmmenThe Board of Directors recommends you vote FORProposals 2 and 3: For Against Abstain2. To Approve the Advisory Resolution on ExecutiveCompensation.3. Ratification of Appointment ofPricewaterhouseCoopers LLP as the Company'sIndependent Registered Public Accounting Firmfor 2022.NOTE: To transact such other business as mayproperly come before the meeting and anyadjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer.0000542624_2 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.comW. P. CAREY INC.ANNUAL MEETING OF STOCKHOLDERSJUNE 16, 2022THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) ToniAnn Sanzone and Susan C. Hyde, and each of them, with full power ofsubstitution, as proxy to attend on behalf of the stockholder(s), and to vote all shares of W. P. Carey Inc.common stock that the stockholder(s) is/are entitled to vote, at the 2022 Annual Meeting of Stockholders of W. P.Carey Inc. to be held virtually at www.virtualshareholdermeeting.com/WPC2022 on Thursday, June 16, 2022 at1:30 p.m., Eastern Time and any adjournment or postponement thereof and otherwise to represent thestockholder(s) at the 2022 Annual Meeting and all adjournments or postponements thereof with all powerspossessed by you, if personally present. The stockholder(s) hereby revoke(s) all prior proxies heretofore givenwith respect to the 2022 Annual Meeting and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S)ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THEELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OFDIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES YOU ARE ENTITLED TO CASTWILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAYPROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSEDREPLY ENVELOPE.Continued and to be signed on reverse side